Exhibit 99.2

Docket #0203    Date Filed: 3/15/2010

Jonathan S. Henes
Joshua A. Sussberg
Sarah Hiltz Seewer (pro hac vice)
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022-4611
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	) Chapter 11
)
CITADEL BROADCASTING CORPORATION, et al.,	) Case No. 09-17422 (BRL)
)
Debtors.	) Jointly Administered
)

FIRST MODIFIED DISCLOSURE STATEMENT FOR THE JOINT PLAN OF

REORGANIZATION OF CITADEL BROADCASTING CORPORATION AND ITS

DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

TABLE OF CONTENTS

		Page
I.	INTRODUCTION	1

II.	IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT	1

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN	3
	A. What is chapter 11?	3
	B. Why are the Debtors sending me this Disclosure Statement?	3
	C. Am I entitled to vote on the Plan? What will I receive from the Debtors if the Plan is consummated?	3
	D. What is the Plan all about?	4
	E. What happens to my recovery if the Plan is not confirmed, or does not go effective?	5
	F. Are any regulatory approvals required to consummate the Plan?	5
	G. If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what do you mean when you refer to “Confirmation,” “Effective Date” and “Consummation?”	6
	H. Where is the cash required to fund the Plan coming from?	6
	I. Are there risks to owning an Interest in Citadel upon emergence from chapter 11?	6
	J. Is there potential litigation related to the Plan?	6
	K. What rights will Reorganized Citadel’s new stockholders have?	6
	L. What is the Equity Incentive Program and how will it affect the distribution I receive under the Plan?	7
	M. How will the release of the Avoidance Actions impact my recovery under the Plan?	7
	N. Will the final amount of Allowed Claims affect my recovery under the Plan?	7
	O. How will claims asserted with respect to rejection damages affect my recovery under the Plan?	7
	P. Will there be releases granted to parties in interest as part of the Plan?	7
	Q. What is the deadline to vote on the Plan?	7
	R. How do I vote for or against the Plan?	8
	S. Why is the Bankruptcy Court holding a Confirmation Hearing?	8
	T. When is the Confirmation Hearing set to occur?	8
	U. What is the purpose of the Confirmation Hearing?	8
	V. What is the effect of the Plan on the Debtors’ ongoing business?	8
	W. Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?	8
	X. Does Citadel recommend voting in favor of the Plan?	8

IV.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE AND BUSINESS OVERVIEW	9

V.	EVENTS LEADING TO THE CHAPTER 11 FILINGS	9

VI.	RELIEF GRANTED DURING THE CHAPTER 11 CASES	9

VII.	PROJECTED FINANCIAL INFORMATION	9

VIII.	RISK FACTORS	10
	A. Risks Relating to Bankruptcy	10
	B. Risks Related to the Debtors’ and Reorganized Debtors’ Business	11
	C. Risks Related to Regulation	14

IX.	SOLICITATION AND VOTING PROCEDURES	16

X.	CONFIRMATION OF THE PLAN	16
	A. Requirements for Confirmation of the Plan	16
	B. Best Interests of Creditors/Liquidation Analysis	16
	C. Feasibility	17
	D. Acceptance by Impaired Classes	17
	E. Confirmation without Acceptance by All Impaired Classes	18
	F. Valuation of the Debtors	18

XI.	CERTAIN SECURITIES LAW MATTERS	19
	A. Plan Securities	19
	B. Issuance and Resale of Plan Securities under the Plan	19
	C. Listing of New Common Stock	20

XII.	NOL MOTION	20

XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN	21
	A. Certain U.S. Federal Income Tax Consequences to the Debtors and the Reorganized Debtors	22
	B. Certain U.S. Federal Income Tax Consequences to Holders of Claims and Interests	23
	C. FCC Trust	26

XIV.	FCC TRUST INFORMATION	27
	A. Generally	27
	B. Creation and Funding of the FCC Trust	27
	C. Appointment of the FCC Trustees	28
	D. Contributions to the FCC Trust	28
	E. Transferability of Beneficial Interests	28
	F. Distributions; Withholding	28
	G. Termination of the FCC Trust	28

XV.	RECOMMENDATION	29

EXHIBITS

EXHIBIT A	Plan of Reorganization

EXHIBIT B	Declaration of Randy L. Taylor Pursuant to Rule 1007-2 of the Local Bankruptcy Rules for the Southern District of New York in Support of First-Day Pleadings

EXHIBIT C	FCC Considerations

EXHIBIT D	Disclosure Statement Order [TO COME]

EXHIBIT E	Financial Projections

EXHIBIT F	Valuation Analysis

EXHIBIT G	Liquidation Analysis

EXHIBIT H	Plan Release Provisions

I.	INTRODUCTION

After extensive, good faith negotiations, the Plan incorporates a global settlement among the Debtors, the Senior Agent and the Committee (all as defined below). As a result, each of the Debtors’ major creditor constituencies is supportive of the Plan and the Debtors’ expeditious emergence from chapter 11.

THE DEBTORS AND THE COMMITTEE BELIEVE THAT THE COMPROMISE CONTEMPLATED UNDER THE PLAN IS FAIR AND EQUITABLE, WILL MAXIMIZE THE VALUE OF THESE ESTATES AND PROVIDES THE BEST RECOVERY TO CREDITORS. AT THIS TIME, THE DEBTORS DO NOT BELIEVE THAT THERE IS A VIABLE ALTERNATIVE FOR COMPLETING THESE CHAPTER 11 CASES OTHER THAN THROUGH CONFIRMATION OF THE PLAN. THE DEBTORS AND THE COMMITTEE STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

II.	IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT

This Disclosure Statement provides information regarding the chapter 11 plan of reorganization that the Debtors are seeking to have confirmed by the Bankruptcy Court (as defined herein). The Debtors believe that the Plan (as defined herein) is in the best interests of all creditors and urge all holders of claims entitled to vote to vote in favor of the Plan.

References to the “Bankruptcy Court” are to the United States Bankruptcy Court for the Southern District of New York, the court in which Citadel Broadcasting Corporation (“Citadel”) and its debtor affiliates (collectively, the “Debtors”), filed voluntary petitions under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

“Confirmation Hearing” means the hearing held by the Bankruptcy Court on confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code. References to the “Confirmation Date” are to the date upon which the Bankruptcy Court enters the order confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

References to the “Effective Date” are to the date selected by the Debtors that is after the date on which the order confirming the Plan becomes a Final Order (as defined in the Plan).

References to the “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for each Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 case pending for all of the Debtors in the Bankruptcy Court under Case No. 09-17442 (BRL). References to the “Bankruptcy Rules” mean the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of title 28 of the United States Code, and the general, local and chambers rules of the Bankruptcy Court.

References to a “Claim” are to any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code. References to “Interests” means any equity security in a Debtor as defined in section 101(16) of the Bankruptcy Code. References to “Intercompany Interests” are to Interests in a Debtor held by another Debtor.

References to the “Committee” are to the statutory committee of unsecured creditors appointed in these cases by the United States Trustee for the Southern District of New York.

References to the “Plan” and the “Plan of Reorganization” are to the First Modified Joint Plan of Reorganization of Citadel Broadcasting Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, a copy of which is attached as Exhibit A hereto and incorporated herein by reference. All capitalized terms used but not otherwise defined herein will have the meaning ascribed to them in the Plan.

References to the “Plan Supplement” are to the compilation of documents and forms of documents, schedules and exhibits to the Plan, to be filed with the Bankruptcy Court before the Confirmation Hearing.

Unless the context requires otherwise, reference to “we,” “our” and “us” are to the Debtors.

The confirmation of the Plan and effectiveness of the Plan are subject to certain material conditions precedent described herein. There is no assurance that the Plan will be confirmed, or if confirmed, that the conditions required to be satisfied will be satisfied (or waived).

You are encouraged to read this Disclosure Statement in its entirety, including without limitation, the Plan and the section entitled “Risk Factors,” before submitting your ballot to vote on the Plan.

The Bankruptcy Court’s approval of this Disclosure Statement does not constitute a guarantee by the Bankruptcy Court of the accuracy or completeness of the information contained herein or an endorsement by the Bankruptcy Court of the merits of the Plan.

Summaries of the Plan and statements made in this Disclosure Statement are qualified in their entirety by reference to the Plan, this Disclosure Statement and the Plan Supplement, and the summaries of the financial information and the documents annexed to this Disclosure Statement or otherwise incorporated herein by reference, are qualified in their entirety by reference to those documents. The statements contained in this Disclosure Statement are made only as of the date of this Disclosure Statement, and there is no assurance that the statements contained herein will be correct at any time after such date. Except as otherwise provided in the Plan or in accordance with applicable law, the Debtors are under no duty to update or supplement this Disclosure Statement.

The information contained in this Disclosure Statement is included for purposes of soliciting acceptances to, and confirmation of, the Plan and may not be relied on for any other purpose. In the event of any inconsistency between the Disclosure Statement and the Plan, the relevant provision of the Plan shall govern.

This Disclosure Statement has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any similar federal, state, local or foreign regulatory agency, nor has the SEC or any other such agency passed upon the accuracy or adequacy of the statements contained in this Disclosure Statement. Moreover, the Federal Communications Commission (“FCC”) has not yet approved the ownership changes that would result if the Plan is ultimately confirmed.

The Debtors have sought to ensure the accuracy of the financial information provided in this Disclosure Statement, but the financial information contained in, or incorporated by reference into, this Disclosure Statement has not been, and will not be, audited or reviewed by the Debtors’ independent auditors unless explicitly provided otherwise.

Upon confirmation of the Plan, certain of the securities described in this Disclosure Statement will be issued without registration under the Securities Act of 1933 (as amended, the “Securities Act”), or similar federal, state, local or foreign laws, in reliance on the exemption set forth in section 1145 of the Bankruptcy Code. Other securities may be issued pursuant to other applicable exemptions under the federal securities laws. To the extent exemptions from registration, other than section 1145 of the Bankruptcy Court, apply such securities may not be offered or sold except pursuant to a valid exemption or upon registration under the Securities Act.

The Debtors make statements in this Disclosure Statement that are considered forward-looking statements under the federal securities laws. The Debtors consider all statements regarding anticipated or future matters, including, without limitation, the following, to be forward-looking statements: any future effects as a result of the pendency of the Chapter 11 Cases; the Reorganized Debtors’ expected future financial position, liquidity, results of operations, profitability and cash flows; projected dividends; financing plans; competitive position; business strategy; budgets; projected cost reductions; projected and estimated liability costs, including pension, retiree, tort and environmental costs and costs of environmental remediation; results of litigation; disruption of operations; plans and objectives of management for future operations; contractual obligations; off-balance sheet arrangements; growth opportunities for existing products and services; projected price increases; projected general market conditions; benefits from new technology; and effect of changes in accounting due to recently issued accounting standards.

Statements concerning these and other matters are not guarantees of the Reorganized Debtors’ future performance. There are risks, uncertainties and other important factors that could cause the Debtors’ actual performance or achievements to be different from those they may project, and the Debtors undertake no obligation to update any such statement. These risks, uncertainties and factors include: the Debtors’ ability to develop, confirm and consummate the Plan; the Debtors’ ability to reduce its overall financial leverage; the potential adverse impact of the Chapter 11 Cases on the Debtors’ operations, management and employees, and the risks associated with operating businesses in the Chapter 11 Cases; customer response to the Chapter 11 Cases; inability to have claims discharged/settled during the chapter 11 proceedings; general economic, business and market conditions, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the overall economy; currency fluctuations; interest rate fluctuations; price increases; exposure to litigation; a decline in the Debtors’ market share due to competition or price pressure by customers; ability to implement cost reduction initiatives in a timely manner; ability to divest existing businesses; efficacy of new technology and facilities; financial conditions of the Debtors’ customers; adverse tax changes; limited access to capital resources; changes in domestic and foreign laws and regulations; general market conditions; trade balance; natural disasters; geopolitical instability; and the effects of governmental regulation on the Debtors’ businesses.

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN

A.	What is chapter 11?

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a plan is the principal objective of a chapter 11 case. A bankruptcy court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

B.	Why are the Debtors sending me this Disclosure Statement?

The Debtors are seeking to obtain Bankruptcy Court approval of the Plan. Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires the Debtors to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan. This Disclosure Statement is being submitted in accordance with such requirements.

C.	Am I entitled to vote on the Plan? What will I receive from the Debtors if the Plan is consummated?

Your ability to vote on, and your distribution under, the Plan, if any, depends on what type of Claim you hold. A summary of the classes of Claims (each category of Holders of Claims or Interests, as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code, is referred to as a “Class”) and their respective voting statuses and anticipated recoveries are set forth below.

The following chart is a summary of the classification and treatment of Claims and Interests under the Plan. Any estimates of Claims in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain confirmation and meet the conditions to consummate the Plan.

Class	Claim	Status	Voting Rights	Estimated Recovery
1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept	100%
2	Other Secured Claims	Unimpaired	Deemed to Accept	100%
3	Secured Senior Claims	Impaired	Entitled to Vote	82%[1]
4	General Unsecured Claims	Impaired	Entitled to Vote	36%[2]
5	Section 510(b) Claims	Impaired	Deemed to Reject	0%
6	Intercompany Claims	Unimpaired/ Impaired	Deemed to Accept/Deemed to Reject	N/A
7	Intercompany Interests	Unimpaired	Deemed to Accept	100%
8	Citadel Interests[3]	Impaired	Deemed to Reject	0%

For purposes of allocating distributions between Holders of Senior Claims and Holders of General Unsecured Claims under the Plan, the value of the secured portion of the Senior Claims has been stipulated at an amount that is the difference between the total Senior Claims and the Senior Credit Deficiency Claim, or approximately $1.8772 billion. The total recovery for Holders of Senior Claims (which aggregate $2,144,387,154.18), including recoveries on account of the Senior Credit Deficiency Claim included in Class 4, is approximately 76%.

D.	What is the Plan all about?

The key terms of the Plan and the Debtors’ overall restructuring are as follows:

•

The Debtors’ secured lenders (the “Lenders”), whose claims total $2,144,387,154.18, will receive on account of the secured portion of their claims a Pro Rata share of (i) a new term loan in the principal amount of $762.5 million, with a 5-year term and an interest rate of LIBOR + 800 (and a LIBOR floor of 3%); (ii) 90% of the new common stock (the “New Common Stock”) of “Reorganized Citadel” (meaning Citadel Broadcasting Company as reorganized under and pursuant to the plan on and after the Effective Date), subject to dilution for distributions of New Common Stock under Reorganized Citadel’s Equity Incentive Program; and (iii) Cash in an amount, if any, by which the aggregate amount of the Debtors’ Unrestricted Cash (as defined in the Plan) on the Effective Date exceeds the sum of (X) $86,000,000 (representing the sum of (i) $36,000,000 payable to Class 4 and (ii) $50,000,000 (which is the amount of cash Reorganized Citadel will retain for normal operations) and (Y) the sum of estimated unpaid Fee Claims accrued as of the Effective Date; unpaid Cure Claims; accrued and unpaid Administrative Claims; fees payable in connection with the Debtors’ entry into the New Term Loan, including professional fees payable to professionals of non-Debtors in connection therewith; unpaid Priority Non-Tax Claims; unpaid Priority Tax Claims; the Subordinated Notes Indentures Trustee Fee and the 1.875% Subordinated Notes Paying Agent Fee (all capitalized terms as defined in the Plan) (such amount to be distributed to the Lenders, if any, the “Excess Cash”).

[1]

The estimated recovery percentage for the Secured Senior Claims is calculated based on the difference of the total Senior Claim amount and the stipulated amount of the Senior Credit Deficiency Claim. The estimated recovery percentage does not include any recoveries from Excess Cash since the estimated Unrestricted Cash on the Effective Date is less than the aggregate requisite amount described in Article III.D.

[2]

The estimated recovery percentage for General Unsecured Claims is calculated based on a stipulated amount of the Senior Credit Deficiency Claim and the Debtors’ current estimate for all other General Unsecured Claims. See footnote 3.

[3]

The Plan defines “Interests” as any equity security in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized or outstanding shares of capital stock of the Debtors together with any warrants, options or contractual rights to purchase or acquire such equity securities at any time and all rights arising with respect thereto, including, without limitation, rights to purchase restricted stock or interests. The Plan defines “Citadel Interests” as Interests in Citadel.

•

Holders of General Unsecured Claims, which the Debtors estimate to be approximately $343.5 million in the aggregate, including the Senior Credit Deficiency Claim in the stipulated amount of $267.2 million,[4] will receive (i) a Pro Rata share of 10% of the New Common Stock (subject to dilution for distributions of New Common Stock under Reorganized Citadel’s Equity Incentive Program) and (ii) a Pro Rata share of $36 million in Cash.[5]

•

Shares of New Common Stock will be distributed pursuant to an allocation mechanism designed to ensure compliance with the attribution and foreign ownership rules and regulations of the FCC (detailed on Exhibit A to the Plan).

•	All equity interests in Citadel will be cancelled or extinguished on the Effective Date.

•

Certain of the Debtors hold significant Intercompany Claims against other Debtors. Intercompany Claims arose from, among other things: payments made pursuant to the Senior Credit Agreement; the acquisition of radio stations; operating cash that is distributed from certain Debtors to their Debtor subsidiaries or to their Debtor parent; and allocations for taxes and corporate overhead. Any and all Intercompany Claims will be contributed, adjusted, paid, continued or discharged to the extent reasonably determined appropriate by the Reorganized Debtors. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Bankruptcy Court.

E.	What happens to my recovery if the Plan is not confirmed, or does not go effective?

In the event that the Plan is not confirmed, there is no assurance that the Debtors will be able to reorganize their businesses. It is possible that any alternative may provide Holders of Claims with less than they would have received pursuant to the Plan. For a more detailed description of the consequences of an extended chapter 11 proceeding, or of a liquidation scenario, see “Confirmation of the Plan—Best Interests of Creditors/Liquidation Analysis” beginning on page 16 and the Liquidation Analysis attached as Exhibit G to this Disclosure Statement.

F.	Are any regulatory approvals required to consummate the Plan?

Yes. Citadel’s radio broadcast operations are subject to significant regulation by the Federal Communications Commission (the “FCC”) under chapter 5 of title 47 of the United States Code, 47 U.S.C. § 151 et seq., (as amended, the “Communications Act”). Approval of the FCC is required for the issuance, renewal, transfer, assignment or modification of station operating licenses. In particular, Citadel’s business depends upon the Debtors’ ability to continue to hold radio broadcasting licenses issued by the FCC. In connection with the Debtors’ emergence from chapter 11, FCC approval for the proposed ownership change under the Plan must be secured. For a more detailed description of the FCC approval process and considerations attendant thereto, see Exhibit C to this Disclosure Statement.

[4]

For purposes of allocating distributions between Holders of Secured Claims and Holders of General Unsecured Claims under the Plan only, the amount of the Senior Credit Deficiency Claim has been stipulated to be $267.2 million, which was calculated to provide Holders of General Unsecured Claims (other than the Senior Credit Deficiency Claim) with a distribution of 2.22222% of the New Common Stock (calculated before dilution on account of the Equity Incentive Program). Based on the Debtors’ current estimate for all other General Unsecured Claims (excluding the Senior Credit Deficiency Claim) of $76.3 million and given the Unsecured Claim Equity Distribution of 10% of the New Common Stock, the implied Senior Credit Deficiency Claim equals $267.2 million [$267.2 million = $76.3 million ÷ 2.22222% × (10% – 2.22222%)].

[5]

Based on the estimated amount of General Unsecured Claims, the Holders of the Senior Credit Deficiency Claims are estimated to receive $28.0 million of Cash and the Holders of all General Unsecured Claims (excluding the Senior Credit Deficiency Claim) are estimated to receive $8.0 million of Cash. To the extent that the actual amount of all other General Unsecured Claims (excluding the Senior Credit Deficiency Claim) varies from the Debtors’ current estimate, the actual Cash distribution will not equal the estimated Cash distribution in the previous sentence due to the fixed stipulated amount of the Senior Credit Deficiency Claim.

G.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what do you mean when you refer to “Confirmation,” “Effective Date” and “Consummation?”

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court. “Confirmation” of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that need to be satisfied or waived so that the Plan can be consummated and go effective. Initial distributions to Holders of Allowed Claims will only be made on the date the Plan becomes effective (the “Effective Date”) or as soon as practicable thereafter. See “Confirmation of the Plan,” which begins on page 16, for a discussion of the conditions to consummation of the Plan.

H.	Where is the cash required to fund the Plan coming from?

As of April 30, 2010 (the “Assumed Effective Date”), the Debtors project to have approximately $34.4 million of cash on hand (which excludes approximately $5.4 million of restricted cash),6 net of all cash payments to be made pursuant to the Plan. The amount of cash actually on hand on the Effective Date, net of cash payments made pursuant to the Plan, could be different to the extent the Debtors’ actual receipts and disbursements are different from the amounts set forth in the Projections. See Article VII of this Disclosure Statement for additional information.

I.	Are there risks to owning an Interest in Citadel upon emergence from chapter 11?

Yes. See “Risk Factors,” which begins on page 10.

J.	Is there potential litigation related to the Plan?

Yes. In the event it becomes necessary to confirm the Plan over the objection of certain Classes, the Debtors may seek confirmation of the Plan notwithstanding the dissent of such objecting Classes. Two shareholders objected to the approval of this Disclosure Statement and may object to Confirmation of the Plan as well. (See Article VIII.A(i).) The Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired Class if it determines that the Plan satisfies section 1129(b) of the Bankruptcy Code. See “Risk Factors — The Debtors may not be able to obtain Confirmation of the Plan,” which begins on page 10.

K.	What rights will Reorganized Citadel’s new stockholders have?

Holders of Senior Claims will receive a Pro Rata share of 90% of the New Common Stock of Reorganized Citadel (in addition to a Pro Rata share of the New Term Loan and a Pro Rata share of the Excess Cash), subject to dilution on account of the Equity Incentive Program. In addition, Holders of General Unsecured Claims (including the Lenders’ Senior Credit Deficiency Claim) will receive a Pro Rata share of (a) 10% of the New Common Stock of Reorganized Citadel, subject to dilution on account of the Equity Incentive Program; and (b) $36 million of Cash. The allocation of New Common Stock and Special Warrants among Holders of Senior Claims and General Unsecured Claims will be made in accordance with the Equity Allocation Mechanism, which is attached as Exhibit A to the Plan. In the event the Debtors determine to implement a liquidating trust (the “FCC Trust”) to be in effect for any period before FCC approval of the Transfer of Control, the New Common Stock will be transferred to the FCC Trust and Holders of Senior Claims and General Unsecured Claims will receive beneficial interests in the FCC Trust instead of New Common Stock.

[6]	The estimated cash balance also excludes escrowed cash of $0.6 million related to utility deposits that may be released on the Effective Date.

L.	What is the Equity Incentive Program and how will it affect the distribution I receive under the Plan?

The Plan contemplates the implementation of the Equity Incentive Program, which will be included with the Plan Supplement and provide for New Common Stock of not less than 7.5% and no more than 10% (on a fully diluted basis) to be reserved for issuance as options. Three-quarters of the options will have a strike price equal to the value of the New Common Stock on the Effective Date and will vest ratably over a three-year period; the remaining quarter will have a strike price set by the New Board at a significant premium to the Effective Date value, and will vest over a three-year period. To the extent that New Common Stock is issued pursuant to the Equity Incentive Program, the value of New Common Stock distributed to creditors pursuant to the Plan will be diluted.

M.	How will the release of the Avoidance Actions impact my recovery under the Plan?

The Plan provides for the release of Avoidance Actions other than those that are specifically retained; any retained Avoidance Actions will be identified in the Plan Supplement. The Debtors believe that pursuing Avoidance Actions against trade creditors, which constitute the vast majority of potential Avoidance Actions that could be pursued by the Debtors, would not result in a net benefit to the Debtors’ estates, but instead could potentially harm the Reorganized Debtors’ business relationships with their trade partners. Additionally, many of the Avoidance Actions, if not released, would be subject to statutory and other defenses, including that the amounts sought to be avoided were paid in the ordinary course of business or were given in exchange for subsequent new value. The Debtors do not believe that the release of Avoidance Actions will materially impact recoveries under the Plan.

N.	Will the final amount of Allowed Claims affect my recovery under the Plan?

The Debtors estimate that General Unsecured Claims, excluding the Senior Credit Deficiency Claim and the Subordinated Notes Claims, total approximately $26.7 million. On March 9, 2010, the Bankruptcy Court entered an order setting April 21, 2010 as the last date on which creditors can submit proofs of claim, and June 18, 2010 as the last date on which governmental units can submit proofs of claim [Docket No. 183]. Although the Debtors’ estimate of General Unsecured Claims is the result of the Debtors’ and their advisors’ careful analysis of available information, Claims actually asserted against the Debtors may be higher or lower than the Debtors’ estimate provided herein, which difference could be material. Further, the Debtors may object to certain proofs of claim, and any such objections could ultimately cause the total amount of General Unsecured Claims to change. These changes could affect recoveries for Holders of Claims in Class 4, and such changes could be material.

O.	How will claims asserted with respect to rejection damages affect my recovery under the Plan?

The Debtors’ estimate of $26.7 million for General Unsecured Claims, excluding the Senior Credit Deficiency Claim and the Subordinated Notes Claims, includes approximately $4.9 million in estimated Claims arising from the Debtors’ rejection of Executory Contracts and Unexpired Leases. To the extent that the actual amount of rejection damages claims changes, the value of recoveries to Holders of Claims in Class 4 could change as well, and such changes could be material.

P.	Will there be releases granted to parties in interest as part of the Plan?

Yes, see “Article IX — Settlement, Release, Injunction and Related Provisions” which begins on page 37 of the Plan, and which is attached hereto as Exhibit H.

Q.	What is the deadline to vote on the Plan?

5:00 p.m. (prevailing Eastern Time) on [                    , 2010].

R.	How do I vote for or against the Plan?

Detailed instructions regarding how to vote on the Plan are contained on the Ballots distributed to Claim Holders that are entitled to vote on the Plan. For your vote to be counted, your Ballot must be completed, signed and received by 5:00 p.m. (prevailing Eastern Time), on [                    , 2010].

S.	Why is the Bankruptcy Court holding a Confirmation Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on confirmation of the Plan and any party in interest may object to confirmation of the Plan.

T.	When is the Confirmation Hearing set to occur?

The Bankruptcy Court has scheduled the Confirmation Hearing for [DATE], 2010 at [TIME]. The Confirmation Hearing may be adjourned from time to time without further notice.

Objections to confirmation of the Plan must be filed and served on the Debtors, and certain other parties, by no later than [DATE], 2010 at [TIME] (prevailing Eastern Time) in accordance with the notice of the Confirmation Hearing that accompanies this Disclosure Statement.

The Debtors will publish the notice of the Confirmation Hearing, which will contain the deadline for objections to the Plan and the date and time of the Confirmation Hearing, in the national edition of The Wall Street Journal and The New York Times to provide notification to those persons who may not receive notice by mail.

U.	What is the purpose of the Confirmation Hearing?

The confirmation of a plan of reorganization by a bankruptcy court binds the debtor, any issuer of securities under the plan of reorganization, any person acquiring property under the plan of reorganization, any creditor or equity interest holder of a debtor and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of the plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

V.	What is the effect of the Plan on the Debtors’ ongoing business?

The Debtors are reorganizing pursuant to chapter 11. As a result, Confirmation of the Plan means that the Debtors will not be liquidated or forced to go out of business. The Debtors will continue to operate their businesses going forward using cash from operations, which will be utilized to implement the Reorganized Debtors’ business plan.

W.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?

The Lenders will hold the vast majority of the New Common Stock of Reorganized Citadel and will appoint six independent directors to the seven-member New Board. The seventh member of the New Board will be Reorganized Citadel’s Chief Executive Officer.

X.	Does Citadel recommend voting in favor of the Plan?

Yes. The Debtors believe the Plan provides for a larger distribution to the Debtors’ creditors than would otherwise result from any other available alternative. The Debtors believe the Plan, which contemplates a significant deleveraging, is in the best interest of all creditors. Any other alternative does not in any way realize or recognize the value inherent under the Plan.

IV.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE AND BUSINESS OVERVIEW

Citadel is the third largest radio broadcasting company in the United States when measured both according to revenue and the number of owned and operated stations. Citadel’s business operations are divided into two segments: Citadel Radio, which owns and operates radio stations across the country, and Citadel Media, which produces and distributes news and talk radio programming to more than 4,000 station affiliates and 8,500 program affiliates. In 2008, Citadel Radio and Citadel Media together generated total revenues of approximately $863 million. A detailed summary of the Debtors’ businesses, corporate history, organizational structure and prepetition capital structure may be found in the Declaration of Randy L. Taylor Pursuant to Rule 1007-2 of the Local Bankruptcy Rules for the Southern District of New York in Support of First-Day Pleadings, filed on the Petition Date [Docket No. 2] (the “Taylor Declaration”) and attached hereto as Exhibit B.

V.	EVENTS LEADING TO THE CHAPTER 11 FILINGS

A number of factors contributed to the Debtors’ decision to commence the Chapter 11 Cases. Although the Debtors’ business is operationally sound, the Debtors’ substantial funded debt burden and declining advertising revenues, combined with adverse changes in the capital markets and U.S. economy, affected the Debtors’ ability to meet their debt covenants. For more information, as well as the strategic alternatives that the Debtors explored prepetition, see the Taylor Declaration, attached hereto as Exhibit B.

VI.	RELIEF GRANTED DURING THE CHAPTER 11 CASES

On the Petition Date, the Debtors filed several motions seeking authorization to pay various prepetition claims, all of which is explained in Exhibit O attached to the Taylor Declaration. Entry of these orders eased the strain on the Debtors’ relationships with employees, vendors, customers, on-air talent and network affiliates following the commencement of the Chapter 11 Cases. The Debtors also obtained various procedural orders to ease the administrative nature of these cases. All of these orders can be found at http://www.kccllc.net/Citadel.

VII.	PROJECTED FINANCIAL INFORMATION

Attached as Exhibit E is a projected consolidated income statement, which includes the following: (A) the Debtors’ consolidated, unaudited, preliminary, financial statement information for the year ended December 31, 2009 and (B) consolidated, projected, unaudited, financial statement information of the Reorganized Debtors (the “Projections”) for the period from 2010 through 2014 (the “Projection Period”). The Projections are based on an assumed Effective Date of April 30, 2010. To the extent that the Effective Date occurs after April 30, 2010, recoveries on account of Allowed Claims could be impacted.

Creditors and other interested parties should see the below “Risk Factors” for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

The Projections are organized according to two consolidated reporting segments, Radio Markets and Radio Network. The Debtors gather and report financial information according to these two segments, even though the operations may be owned by different Debtor entities. Additionally, many of the individual Debtors are holding companies and have little or no operations. Accordingly, the Debtors believe that consolidating the Projections to reflect the segments of the Debtors’ businesses is appropriate.

The Projections represent the Debtors’ management’s best estimate of the Debtors’ future financial performance over a five year period based on currently known facts and assumptions about, among other things, the Debtors’ future operations. The Projections take into account Citadel’s prior year’s performance, local market conditions and estimates of future results by local management, factors impacting the economy and the radio industry as a whole, and various other factors. The actual results for the first two months of 2010 and the current estimates for the first quarter of 2010 indicate the following:

•	first quarter revenues for 2010 are estimated to be up approximately $6 million as compared to first quarter Projections for 2010;

•	total segment operating expenses are estimated to be down approximately $4 million as compared to the first quarter Projections for 2010; and

•	segment operating income is estimated to increase by approximately $10 million, as compared to the first quarter Projections for 2010.

Based on all relevant information, the Debtors do not believe that the long range five year business plan should be revised based upon the first quarter 2010 expected results.

The Debtors’ Projections also include a Pro Forma Consolidated Balance Sheet as of April 30, 2010, which reflects management’s best estimate of the Debtors’ balance sheet upon emergence from chapter 11. The Projections estimate cash on hand of approximately $34.4 million (excluding restricted cash of approximately $5.4 million for the collateralization of outstanding letters of credit and a deposit held as security in case of default by the Debtors under their credit card processing agreement)7 as of the Assumed Effective Date. Based on the assumptions utilized in the preparation of the pro forma balance sheet and improvements to the Debtors’ actual and projected cash flows through March 31, 2010, the Debtors estimate that the cash balance upon emergence could increase by approximately $6.5 million resulting in an approximate unrestricted cash balance of $40.9 million.

VIII.	RISK FACTORS

Holders of Claims should read and consider carefully the risk factors set forth below before voting to accept or reject the Plan. Although there are many risk factors, they should not be regarded as constituting the only risks present in connection with the Debtors’ businesses or the Plan and its implementation.

A.	Risks Relating to Bankruptcy

(i)	The Debtors may not be able to obtain Confirmation of the Plan.

With regard to any proposed plan of reorganization, the debtor seeking confirmation of a plan may not receive the requisite acceptances to confirm such plan. If the requisite acceptances of the Plan are received, the Debtors intend to seek Confirmation of the Plan by the Bankruptcy Court. If the requisite acceptances of the Plan are not received, the Debtors may nevertheless seek Confirmation of the Plan notwithstanding the dissent of certain Classes of Claims. The Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code if the plan satisfies section 1129(b) of the Bankruptcy Code. To confirm a plan over the objection of a dissenting class, the Bankruptcy Court also must find that at least one impaired class (which cannot be an “insider” class) has accepted the plan.

Even if the requisite acceptances of a proposed plan are received, the Bankruptcy Court is not obligated to confirm the plan as proposed. A dissenting Holder of a Claim against the Debtors could challenge the balloting procedures as not being in compliance with the Bankruptcy Code, which could mean that the results of the balloting may be invalid. If the Bankruptcy Court determined that the balloting procedures were appropriate and the results were valid, the Bankruptcy Court could still decline to confirm the Plan, if the Bankruptcy Court found that any of the statutory requirements for confirmation had not been met.

An objection to the adequacy of the Disclosure Statement was filed by Virtus Capital LLC and Kenneth S. Grossman Pension Plan, holders of approximately 7 million shares of Citadel common stock (the “Two Shareholders”), which represents approximately 2.6% of the 265.6 million shares of Citadel common stock outstanding as of December 31, 2009. The Two Shareholders asserted in their objection that the Debtors’ financial projections are inaccurate and misleading. The Debtors disagree and believe that the Disclosure Statement includes adequate information for creditors to vote on the Plan as the financial projections were prepared by management in good faith and based on their best view of the Debtors’ financial performance over a five-year period. In addition, to address the Debtors’ recent operating performance and ensure that the Disclosure Statement includes the most up

[7]	See footnote 6.

to date financial data available, the Debtors have included disclosures regarding the actual results from the first two months of 2010 and the current estimates for the first quarter of 2010. The Two Shareholders also asserted that the Debtors’ valuation does not consider data from an appropriate group of comparable companies. The Debtors support the Valuation Analysis (as defined below) and do not agree with the Two Shareholders’ assertions. The Debtors believe that the Two Shareholders intend to object to confirmation of the Plan. The Debtors intend to present the Valuation Analysis at the confirmation hearing and demonstrate its appropriateness.

If the Plan is not confirmed by the Bankruptcy Court, (a) the Debtors may not be able to reorganize their businesses; (b) the distributions that holders of Claims ultimately would receive, if any, with respect to their Claims is uncertain; and (c) there is no assurance that the Debtors will be able to successfully develop, prosecute, confirm, and consummate an alternative plan that will be acceptable to the Bankruptcy Court and the Holders of Claims. It is also possible that third parties may seek and obtain approval from the Bankruptcy Court to terminate or shorten the exclusivity period during which only the Debtors may propose and confirm a plan of reorganization.

(ii)	The conditions precedent to the Effective Date of the Plan may not occur.

As more fully set forth in the Plan, the Effective Date is subject to a number of conditions precedent. If such conditions precedent are not met or waived, the Effective Date will not take place.

(iii)	The Debtors may not be able to achieve their projected financial results.

The financial projections set forth on Exhibit E to this Disclosure Statement represent Citadel’s management’s best estimate of the Debtors’ future financial performance based on currently known facts and assumptions about the Debtors’ future operations as well as the U.S. and world economy in general and the industry segments in which the Debtors operate in particular. The Debtors’ actual financial results may differ significantly from the projections. If the Debtors do not achieve their projected financial results, the trading prices of the New Common Stock may be negatively affected and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Moreover, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

(iv)	The restructuring of the Debtors will eliminate Citadel’s net operating loss carryforwards.

As of December 31, 2009, Citadel estimates that it had approximately $77 million of net operating loss carryforwards for federal income tax purposes (expiring in the years 2025 and 2029). In addition, Citadel has approximately $95 million of net operating loss carryforwards for state income tax purposes, expiring in years 2013 through 2029. Currently, such tax net operating losses can accumulate and be used to offset the Debtors’ future taxable income. As a result of implementation of the Plan, Citadel expects its net operating loss carryforwards to be eliminated. For a more detailed discussion, please review “Certain United States Federal Income Tax Consequences of the Plan,” which begins on page 20.

(v)	The Debtors’ emergence from chapter 11 is not assured.

While the Debtors expect to emerge from chapter 11, there can be no assurance that the Debtors will successfully reorganize or when this reorganization will occur, irrespective of the Debtors’ obtaining confirmation of the Plan.

B.	Risks Related to the Debtors’ and Reorganized Debtors’ Business

(i)	Indebtedness may adversely affect the Reorganized Debtors’ operations and financial condition.

According to the terms and conditions of the Plan, upon confirmation the Reorganized Debtors will have outstanding indebtedness of approximately $762.5 million under the New Term Loan.

The Reorganized Debtors’ ability to service their debt obligations will depend, among other things, upon their future operating performance. These factors depend partly on economic, financial, competitive and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may not be able to generate sufficient cash from operations to meet their debt service obligations as well as fund necessary capital expenditures and investments in sales and marketing. In addition, if the Reorganized Debtors need to refinance their debt, obtain additional financing or sell assets or equity, they may not be able to do so on commercially reasonable terms, if at all.

Any default under the New Term Loan could adversely affect their growth, financial condition, results of operations, the value of their equity and ability to make payments on such debt. The Reorganized Debtors may incur significant additional debt in the future. If current debt amounts increase, the related risks that the Reorganized Debtors now face will intensify.

(ii)	The New Term Loan Agreement contains certain restrictions and limitations that could significantly affect the Reorganized Debtors’ ability to operate their business, as well as significantly affect their liquidity.

The New Term Loan Agreement will contain a number of significant covenants that could adversely affect the Reorganized Debtors’ ability to operate their businesses, as well as significantly affect their liquidity, and therefore could adversely affect the Reorganized Debtors’ results of operations. These covenants restrict (subject to certain exceptions), the Reorganized Debtors’ ability to: incur additional indebtedness; grant liens; consummate mergers, acquisitions consolidations, liquidations and dissolutions; sell assets; pay dividends and make other payments in respect of capital stock; make capital expenditures; make investments, loans and advances; make payments and modifications to subordinated and other material debt instruments; enter into transactions with affiliates; consummate sale-leaseback transactions; change their fiscal year; enter into hedging arrangements (except as otherwise expressly permitted); allow third parties to manage their stations, and sell substantially all of the stations’ programming or advertising; transfer or assign FCC Licenses to third parties; and change their lines of business. In addition, the Reorganized Debtors will be required to maintain a minimum interest coverage ratio and a maximum leverage ratio.

The breach of any covenants or obligations in the New Term Loan, not otherwise waived or amended, could result in a default under the New Term Loan Agreement and could trigger acceleration of those obligations. Any default under the New Term Loan could adversely affect the Reorganized Debtors’ growth, financial condition, results of operations and ability to make payments on debt.

(iii)	Decreased spending by advertisers and changes in the economy have had a material adverse effect on the Debtors’ business, and a continuing downturn in the economy may have an even greater adverse impact on the Debtors.

Since virtually all of Citadel Radio’s net revenue is generated from the sale of local, regional and national advertising for broadcast on the Debtors’ radio stations, and the net revenue of Citadel Media is also dependent on national advertising, the recent downturn in the United States economy has had a material adverse impact on the Debtors’ revenue and profit margins. A continuing recession or further downturn in the United States economy could have an even greater adverse impact on the Debtors, as advertisers generally reduce their spending during economic downturns. In addition, because a substantial portion of the Debtors’ revenue is derived from local advertisers, the Debtors’ ability to generate advertising revenue in specific markets could be adversely affected by continuing local or regional economic downturns. The current state of the economy could also adversely affect the Debtors’ ability to collect accounts receivable from advertisers.

(iv)	The Debtors may lose audience share and advertising revenue to competing radio stations, radio networks or other types of media competitors.

The Debtors operate in a highly competitive industry. Citadel Radio and Citadel Media segments compete for audiences, creative and performing talent, broadcast rights, market share and advertiser support with other radio stations and station groups, radio networks, other syndicated programming and other media such as broadcast television, newspapers, magazines, cable television, satellite television, satellite radio, the Internet and hand-held programmable devices, such as iPods and cellular phones. Any adverse change in a particular market or in the relative market positions of the stations located in a particular market, or any adverse change in listeners’ preferences could have a material adverse effect on the Reorganized Debtors’ revenue or ratings. Other radio broadcasting companies may enter the markets in which the Reorganized Debtors operate or may operate in the future or offer syndicated programming that competes with Citadel’s programming, and these companies may be larger and have more financial resources than the Reorganized Debtors. In addition, from time to time, other stations may change their format or programming, a station may adopt a format to compete directly with the Reorganized Debtors for audiences and advertisers. These tactics could result in lower ratings, lower market share and lower advertising revenue or increased promotion and other expenses and, consequently, lower earnings and cash flow for the Reorganized Debtors. Audience preferences as to format or programming may also shift due to demographic changes, personnel or other programming changes, a decline in broadcast listening trends or other reasons.

(v)	The Debtors may lose key on-air talent to competing radio stations, radio networks or other types of media competitors.

Citadel Radio and Citadel Media compete for creative and performing on-air talent with other radio stations and station groups, radio networks, and other providers of syndicated programming and other media such as broadcast television, cable television, satellite television and satellite radio. Employees and other on-air talent of the Debtors are subject to change and may be lost to competitors or for other reasons. Any adverse changes in particular programs, formats or on-air talent could have a material adverse effect on the Reorganized Debtors’ ability to attract local and/or national advertisers, on the Reorganized Debtors’ revenue and/or ratings, or could require increased expenses.

(vi)	The Reorganized Debtors’ results may be adversely affected if long-term contracts are not renewed on sufficiently favorable terms.

Certain of the Debtors enter into long-term contracts in the ordinary course of business for both the acquisition and distribution of media programming and products, including contracts for both the acquisition and distribution of programming rights for sporting events and other programs, contracts for the distribution of programming to satellite operators, and contracts relating to programming produced by third parties on the Debtors’ stations and by the Debtors’ network business. As these contracts expire, the parties must renew or renegotiate the contracts, and if they are unable to renew them on acceptable terms, the applicable Debtors may lose these rights, the related programming and applicable revenue. Even if these contracts are renewed, the cost of obtaining programming rights may increase (or increase at faster rates than in the past) or the revenue from distribution of programs may be reduced (or increase at slower rates than in the past). With respect to the acquisition of programming rights, the impact of these long-term contracts on the Reorganized Debtors’ results over the term of the contracts will depend on a number of factors, including the strength of advertising markets, effectiveness of marketing efforts, the size of viewer audiences, and the related contract expenses and costs. There can be no assurance that revenue from programming based on these rights will exceed the cost of the rights plus the other costs of producing and distributing the programming.

(vii)	The failure or destruction of satellites and transmitter facilities that the Debtors depend upon to distribute the Debtors’ programming could materially adversely affect the Reorganized Debtors’ businesses and results of operations.

The Debtors use studios, satellite systems, transmitter facilities and the Internet to originate and/or distribute its station programs and network programs and commercials to affiliates. The Debtors rely on third-party contracts and services to operate the Debtors’ origination and distribution facilities. These third-party contracts and services include, but are not limited to, electrical power, satellite transponders, uplinks and downlinks and telecom circuits. Distribution may be disrupted due to one or more of the Debtors’ third parties losing their ability to provide particular services to the Reorganized Debtors which could adversely affect the Reorganized Debtors’ distribution capabilities. A disruption can be caused as a result of any number of events such as local disasters (accidental or environmental), various acts of terrorism, power outages, major telecom connectivity failures or satellite failures. The Reorganized Debtors’ ability to distribute programming to station audience and/or network affiliates may be disrupted for an undetermined period of time until alternate facilities are engaged and put on-line. Furthermore, until third-party services resume, the inability to originate or distribute programming could have a material adverse effect on the Reorganized Debtors’ businesses and results of operations.

(viii)	If the Debtors lose key executive officers, the Debtors’ business could be disrupted and the Debtors’ financial performance could suffer.

The Debtors’ businesses depend upon the continued efforts, abilities and expertise of the Debtors’ executive officers, primarily the Debtors’ chairman and chief executive officer, Farid Suleman. The Debtors believe that the unique combination of skills and experience possessed by Mr. Suleman would be difficult to replace, and his loss could have a material adverse effect on the Reorganized Debtors, including impairing the Reorganized Debtors’ ability to execute the Reorganized Debtors’ business strategy.

(ix)	To remain competitive, the Reorganized Debtors must respond to changes in technology, services and standards that characterize the Reorganized Debtors’ industry.

The radio broadcasting industry is subject to technological change, evolving industry standards and the emergence of new media technologies. The Reorganized Debtors may not have the resources to acquire new technologies or to introduce new services that could compete with these new technologies.

The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, including the introduction of new technologies used in automobiles, as a result, in part, of an increasingly large human population, greater use of the automobile and increased commuter times. Some of the new technologies, particularly satellite digital audio radio service and Internet radio, will compete for the consumer’s attention in the car, workplace and elsewhere. The Debtors cannot guarantee that this historical growth will continue. In addition, the Debtors cannot predict the effect, if any, that competition arising from new technologies or regulatory changes may have on the radio broadcasting industry or on the Reorganized Debtors’ financial condition and results of operations, some of which could result in the imposition of significant costs and expenses not previously part of the Debtors’ business operations.

C.	Risks Related to Regulation

(i)	The Debtors’ businesses depend upon licenses issued by the FCC, and if licenses were not renewed or the Reorganized Debtors were to be out of compliance with FCC regulations and policies, the Reorganized Debtors’ business would be materially impaired.

The Debtors’ businesses depend upon maintaining their broadcasting and other licenses, authorizations, waivers and permits issued by the FCC (the “FCC Licenses”), which are issued currently for a maximum term of eight years and are renewable. Interested parties may challenge a renewal application. On rare occasions, the FCC has revoked licenses, not renewed them, or renewed them with significant qualifications, including renewals for less than a full term of eight years. In the last renewal cycle, all of the Debtors’ licenses were renewed; however, the Debtors cannot be certain that the Reorganized Debtors’ future renewal applications will be approved, or that the renewals will not include conditions or qualifications that could adversely affect the Reorganized Debtors’ operations, could result in material impairment and could adversely affect the Reorganized Debtors’ liquidity and financial condition. If any of the Reorganized Debtors’ FCC Licenses are not renewed, it could prevent the Reorganized Debtors from operating the affected station and generating revenue from it. Further, the FCC has a general policy restricting the transferability of a station license while a renewal application for that station is pending. In addition, the Reorganized Debtors must comply with extensive FCC regulations and policies governing the ownership and operation of their radio stations. FCC regulations limit the number of radio stations that a licensee can own in a market, which could restrict the Reorganized Debtors’ ability to consummate future transactions. The FCC’s rules governing the Debtors’ radio station operations impose costs on their operations, and changes in those rules could have an adverse effect on the Reorganized Debtors’ businesses. The FCC also requires radio stations to comply with certain technical requirements to limit interference between two or more radio stations. If the FCC relaxes these technical requirements, it could impair the signals transmitted by the Reorganized Debtors’ radio stations and could have a material adverse effect on the Reorganized Debtors’ businesses. Moreover, governmental regulations and policies may change over time, and the changes may have a material adverse impact upon the Reorganized Debtors’ businesses, financial condition and results of operations.

(ii)	There will be FCC approval requirements in connection with emergence from chapter 11.

The Debtors operate their businesses and certain of their facilities under authority granted by the FCC. Under Section 310(d) of the Communications Act, the consent of the FCC is required for the assignment of FCC licenses or for the transfer of control of an entity that holds or controls FCC licenses. Except in the case of “involuntary” assignments and transfers of control, prior consent of the FCC is required before an assignment of FCC licenses or a transfer of control of FCC licensees may be consummated.

The FCC treats emergence from bankruptcy by a licensee or its parent company as a “voluntary” transfer of control or assignment of FCC licenses when control will be transferred to a “permanent” holder, rather than to a trustee, a liquidating trust or some other court-appointed interim holder. The FCC thus expects that the outcome of the proceeding will be a restructuring (or a sale of collateral for the benefit of the debtor’s creditors) and that the restructuring (or sale) will not be implemented until the FCC has granted applications seeking approval of the new control structure and demonstrating the legal qualifications of any new parties that will have attributable ownership interests or positions in the new entity.

If the proposed resolution of a bankruptcy proceeding changes ultimate control of the FCC licensees (as, for example, in a situation in which new parties will hold 50% or more of the stock of the restructured company), which would be the case under the Plan, the transfer will be a “substantial” change in control, with consent sought on an FCC “long form” application, Form 314 (assignment) or Form 315 (transfer of control). (The FCC treats a transaction as an “assignment” if the consummation of the transaction would change the identity of the holder of the FCC license; other changes in ownership or control of the entity holding or controlling the FCC license typically are treated as “transfers of control.” The application procedures for transfers and assignments are essentially the same.) Even though a company may emerge from bankruptcy or receivership through a court order, the FCC will use the procedures applicable to a voluntary transfer or assignment when the consummation of the application would place the licenses in a “permanent” holder. The transaction may not be consummated until the FCC has granted its consent.

(iii)	Oppositions to the Debtors’ application for FCC consent to transfer FCC Licenses (in connection with emerging from bankruptcy) can delay the process.

The FCC will allow the application for transfer out of bankruptcy to a “permanent” holder to be filed once the plan of reorganization has been filed with the bankruptcy court, but the FCC will not grant the application until the application has been amended to show that the bankruptcy court has approved the plan of reorganization and authorized the transaction. Generally, three to seven days after submission of the applications for a “long form” voluntary transfer of control, the FCC issues public notice that it has accepted the applications for filing. Interested parties then have 30 days to file petitions to deny the applications. The applicant also is required to give local public notice of the filing of the applications through broadcast announcements and notices in local newspapers serving its broadcast markets. To the extent petitions to deny are filed in this situation, they typically focus on the qualifications of the restructured debtor and its reportable owners, officers and directors to hold or control FCC broadcast licenses.

If petitions to deny are filed against the transfer applications, the applicants will have an opportunity to file an opposition, with the petitioner then having an opportunity to file a reply. The pleading cycle generally will be completed within 60 days. The FCC then will consider the applications and the filings made by the parties to the proceeding.

The FCC’s review of applications includes, among other factors, whether the existing media interests (broadcast and daily newspaper holdings) of the parties to the application, when combined with the broadcast interests to be acquired in the transaction, will comply with the FCC’s ownership rules. The FCC also considers compliance with limitations on foreign ownership, other legal qualifications, the parties’ prior records before the FCC and certain categories of prior adverse determinations against parties to the application by courts and other administrative bodies that the FCC believes are relevant to assessing the qualifications of parties that will hold attributable interests in a broadcast licensee.

If no oppositions are filed against the applications and the FCC finds the applications to be in compliance with its rules and policies and finds the parties to the application qualified, the FCC may grant the applications shortly after the close of the public notice period. In some instances, the FCC may request that the applicants supply additional information through amendments to the applications. There is no time limit on how long the FCC may consider transfer applications before acting on them, but the FCC has a stated goal of processing all transfer applications within 180 days, and most applications are granted much more quickly. The FCC will not grant the applications, however, until the Bankruptcy Court has approved a plan of reorganization and the applications have been amended to reflect that the Bankruptcy Court has authorized the transaction.

As a variation in the structure for FCC approval described above, the FCC also may be asked, following Bankruptcy Court approval of the plan of reorganization, to grant consent for a court-approved voluntary transfer of control of the FCC licensees to a liquidating trust as a temporary step pending FCC action on the FCC long form application to transfer control of the licensees to their permanent holder (the “Long Form Application”). If the Plan has been confirmed by the Bankruptcy Court and a requisite number of Lenders vote to accept the Plan, pending FCC approval of the FCC Long Form Application, the Debtors can submit a short form application to the FCC to transfer the FCC Licenses to a liquidating trust (the “Short Form Application”). Assuming confirmation of the Plan by the Bankruptcy Court, transfer of the FCC Licenses to a liquidating trust would permit the Effective Date to occur notwithstanding the lack of approval of the Long Form Application. Delays in FCC approval of either the Long Form Application or the Short Form Application, or the lack of consent from the Lenders for the transfer to a liquidating trust, could delay the Effective Date.

Once the FCC has granted a transfer application, it will issue a public notice of the grant. Interested parties opposed to the grant may file for reconsideration for a period of 30 days following public notice of the grant. If the grant is made by the FCC’s staff under delegated authority, the FCC may reconsider the action on its own motion for a period of 40 days following issuance of public notice of the grant. Parties are free to close upon the grant of FCC consent even if petitions for reconsideration are filed, but the consummation will be subject to any further order that the FCC might issue upon reconsideration. Although highly unusual, the FCC may rescind a grant of consent upon reconsideration if it finds that doing so would serve the public interest, convenience and necessity.

IX.	SOLICITATION AND VOTING PROCEDURES

This Disclosure Statement, accompanied by a Ballot or Ballots to be used for voting on the Plan, is being distributed to the Holders of Claims in Classes 3 and 4. The procedures and instructions for voting and related deadlines are set forth in the exhibits annexed to the Disclosure Statement Order, which is attached hereto as Exhibit D.

X.	CONFIRMATION OF THE PLAN

A.	Requirements for Confirmation of the Plan

Among the requirements for the Confirmation of the Plan are that the Plan (1) is accepted by all impaired Classes of Claims, or if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class; (2) is feasible; and (3) is in the “best interests” of Holders of Claims.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (1) the Plan satisfies or will satisfy all of the necessary statutory requirements of chapter 11; (2) the Debtors have complied or will have complied with all of the necessary requirements of chapter 11; and (3) the Plan has been proposed in good faith.

B.	Best Interests of Creditors/Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each class, that each holder of a claim or an equity interest in such class either (a) has accepted the plan or (b) will receive or retain under the plan property of a value that is not less than the amount that such holder would receive or retain if the debtors liquidated under chapter 7.

Attached as Exhibit G is a liquidation analysis prepared by the Debtors’ management with the assistance from Alvarez & Marsal North America, LLC (“A&M”), the Debtors’ restructuring advisor.8 As reflected in the liquidation analysis, the Debtors and their management believe that chapter 7 liquidations of the Debtors would result in substantial diminution in the value to be realized by Holders of Claims entitled to distribution, as compared to the distributions contemplated under the Plan. Consequently, the Debtors and their management believe that confirmation of the Plan will provide a substantially greater return to holders of claims than would chapter 7 liquidations.9

If the Plan is not confirmed, and the Debtors fail to propose and confirm an alternative plan of reorganization, they may be liquidated pursuant to the provisions of a chapter 11 liquidating plan. In liquidations under chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in liquidations under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than in a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Any distribution to holders of claims under a chapter 11 liquidation plan probably would be delayed substantially. Most importantly, the Debtors believe that any distributions to creditors in a liquidation scenario would fail to capture the significant “going concern” value of their business, which is reflected in the New Common Stock to be distributed under the Plan. Accordingly, the Debtors believe that chapter 11 liquidation would not result in distributions as favorable as those under the Plan.

C.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtors, or any successor to the debtors (unless such liquidation or reorganization is proposed in the plan of reorganization).

To determine whether the Plan meets this feasibility requirement, the Debtors have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared the Projections, as set forth on Exhibit E. Based upon the Projections, the Debtors believe that the Debtors will be a viable operation following the Chapter 11 Cases, and that the Plan will meet the feasibility requirements of the Bankruptcy Code.

D.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following section, each class of claims or equity interests that is impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.10

[8]

As discussed in Exhibit G, to estimate what members of each Impaired Class of Claims would receive if the Debtors were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if each of the Chapter 11 Cases were converted to a chapter 7 case under the Bankruptcy Code and each of the respective Debtor’s assets were liquidated by a chapter 7 trustee (the “Liquidation Value”). The Liquidation Value of a Debtor would consist of the net proceeds from the disposition of the assets of the Debtor, augmented by any cash held by the Debtor.

[9]

The Liquidation Analysis was prepared on a consolidated basis. The Liquidation Analysis assumes that the proceeds are aggregated to a common distribution source, and any guarantees of obligations of another Debtor or any joint or several liabilities of the Debtors is deemed to give rise to a single right of distribution of the aggregated proceeds. Given that each Debtor is either the principal borrower or a guarantor under the Senior Credit Agreement, a debtor-by-debtor analysis would provide the same result.

[10]

A class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest; or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that actually voted to accept or to reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance.

E.	Confirmation without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it, provided that the plan has been accepted by at least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, such plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cramdown,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Supplement document, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code.

(i)	No Unfair Discrimination

This test applies to classes of claims or interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly, and, accordingly, a plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

(ii)	Fair and Equitable Test

This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class. As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in such class.

The Debtors submit that if the Debtors “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured such that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

F.	Valuation of the Debtors

In conjunction with formulating the Plan and satisfying its obligations under section 1129 of the Bankruptcy Code, the Debtors determined that it was necessary to estimate the post-confirmation going concern value of the Debtors. Such analysis (the “Valuation Analysis”) is set forth in Exhibit F attached hereto.

Based on the projections by the Debtors’ management and solely for the purposes of the Plan, Lazard Frères & Co. LLC (“Lazard”), the Debtors’ proposed financial advisor and investment banker, estimates that the total value available for distribution to Holders of Allowed Claims falls within a range from approximately $1.500 billion to $1.745 billion, with a midpoint estimate of $1.625 billion, which consists of the value of the Reorganized Debtors’ operations on a going concern basis, which falls within a range from approximately $1.460 billion to $1.710 billion and the $39.8 million of cash on the Assumed Effective Date. For purposes of this Valuation Analysis, Lazard assumes that no material changes that would affect value occur between the date hereof and the Assumed Effective Date.

XI.	CERTAIN SECURITIES LAW MATTERS

A.	Plan Securities

The Plan provides for Reorganized Citadel to distribute New Common Stock, Special Warrants and/or beneficial interests in the FCC Trust (collectively, the “Plan Securities”) to Holders of Allowed Claims in Classes 3 and 4.

The Debtors believe that the Plan Securities constitute “securities,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code and all applicable state Blue Sky Laws. The Debtors further believe that the offer and sale of the Plan Securities pursuant to the Plan are, and subsequent transfers of the Plan Securities by the holders thereof that are not “underwriters,” as defined in Section 2(a)(11) of the Securities Act and in the Bankruptcy Code, will be, exempt from federal and state securities registration requirements under various provisions of the Securities Act, the Bankruptcy Code and applicable state Blue Sky Laws.

B.	Issuance and Resale of Plan Securities under the Plan

(i)	Exemptions from Registration Requirements of the Securities Act and State Blue Sky Laws

Section 1145 of the Bankruptcy Code provides that the registration requirements of section 5 of the Securities Act (and any applicable state Blue Sky Law) shall not apply to the offer or sale of stock, options, warrants or other securities by a debtor if: (a) the offer or sale occurs under a plan of reorganization; (b) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor; and (c) the securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange and partly for cash and property. In reliance upon these exemptions, the offer and sale of the Plan Securities will not be registered under the Securities Act or any applicable state Blue Sky Law.

To the extent that the issuance of the Plan Securities are covered by section 1145 of the Bankruptcy Code, the Plan Securities may be resold without registration under the Securities Act or other federal securities laws, unless the holder is an “underwriter” (as discussed below) with respect to such securities, as that term is defined in section 2(a)(11) of the Securities Act and in the Bankruptcy Code. In addition, the Plan Securities generally may be able to be resold without registration under applicable state Blue Sky Laws pursuant to various exemptions provided by the respective Blue Sky Law of those states; however, the availability of such exemptions cannot be known unless individual state Blue Sky Laws are examined. Therefore, recipients of the Plan Securities are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state Blue Sky Law in any given instance and as to any applicable requirements or conditions to such availability.

Recipients of the Plan Securities are advised to consult with their own legal advisors as to the applicability of section 1145 of the Bankruptcy Code to the Plan Securities and the availability of any exemption from registration under the Securities Act and state Blue Sky Law.

(ii)	Resales of Plan Securities; Definition of Underwriter

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such Claim or Interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “controlling persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling Person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of a class of securities of a reorganized debtor may be presumed to be a “controlling Person” and, therefore, an underwriter.

Resales of the Plan Securities by Entities deemed to be “underwriters” (which definition includes “controlling Persons”) are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Under certain circumstances, holders of Plan Securities who are deemed to be “underwriters” may be entitled to resell their Plan Securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act. Generally, Rule 144 of the Securities Act would permit the public sale of securities received by such person if current information regarding the issuer is publicly available and if volume limitations, manner of sale requirements and certain other conditions are met. Whether any particular Person would be deemed to be an “underwriter” (including whether such Person is a “controlling Person”) with respect to the Plan Securities would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to the Plan Securities and, in turn, whether any Person may freely resell Plan Securities. The Debtors recommend that potential recipients of Plan Securities consult their own counsel concerning their ability to freely trade such securities without compliance with the federal and applicable state Blue Sky Laws. In addition, there will be the Registration Rights Agreement providing for registration rights for the New Common Stock, which agreement shall be in form and substance reasonably acceptable to the Senior Agent, dated as of the Effective Date, and in substantially the form set forth in the Plan Supplement.

C.	Listing of New Common Stock

For certain purposes, including requiring Reorganized Citadel to become a public reporting company under the Securities Exchange Act, as promptly as practicable following the Effective Date, Reorganized Citadel shall file with the SEC the Form 10 or Form 8-A, and Reorganized Citadel shall use reasonable best efforts to have such registration statement declared effective by the SEC as promptly as reasonably practicable.

Reorganized Citadel shall use its reasonable best efforts to obtain a listing for the Class A Common Stock on NYSE or Nasdaq as soon as reasonably practicable following the effectiveness of the Form 10 or Form 8-A (e.g., after listing requirements are satisfied).

The Plan Securities may be subject to certain transfer and other restrictions pursuant to, among other things and the terms of the Special Warrants, the New Certificate of Incorporation and, if implemented, the FCC Trust Agreement.

XII.	NOL Motion

On the Petition Date, the Debtors filed the Motion for Entry of an Order Establishing Notification and Hearing Procedures for Transfers of, or Claims of Worthlessness with Respect to, Common Stock [Docket No. 10] (the “NOL Motion”), pursuant to which the Debtors sought, on an interim and final basis, to restrict the ability of shareholders that own or have owned 50% or more — as measured under the applicable tax rules — of Citadel’s common stock to claim a federal tax deduction for worthlessness for a taxable period before emergence. The Debtors sought to avoid an ownership change under the tax laws that could adversely impact the Debtors’ ability to use their NOLs, which could arise if, in connection with actions by other parties, a 50% Shareholder (as defined in the NOL Motion) took a worthless stock deduction before the year that the Debtors emerge from chapter 11. The

Debtors believe that Forstmann Little & Co. (“FLC”) is the only shareholder that may be affected by the worthless stock component of the NOL Motion. The Bankruptcy Court entered an interim order granting the NOL Motion December 22, 2009 [Docket No. 30]. The final hearing on the NOL Motion has been adjourned (on two separate occasions) and is currently scheduled to go forward on April 8, 2010 [Docket Nos. 95, 159].

As set forth in this Disclosure Statement, the Debtors state that they expect their NOLs to be eliminated to the extent the Plan is implemented. The Debtors make no statement regarding the use of their NOLs generated on or before December 31, 2009, during the portion of the 2010 taxable year preceding their emergence from chapter 11. The Debtors believe that they may need their NOLs during this period to avoid paying cash taxes that would otherwise be payable. FLC believes that certain statements regarding the elimination of the Debtors’ NOLs in this Disclosure Statement contradict the relief that the Debtors seek in their NOL Motion. [See Article XIII.A.] FLC further believes that a final order granting the Debtors’ NOL Motion can not be entered under the circumstances in this case. Citadel disagrees with FLC’s contentions. Nonetheless, Citadel is in the process of reviewing and analyzing the relief sought in the NOL Motion to determine if it is necessary to go forward on a final basis.

FLC has advised the Debtors that if they determine to go forward with the NOL Motion and seek entry of the final order approving same, FLC will oppose the NOL Motion. FLC has also advised the Debtors that, if FLC is prevented from filing a worthless stock deduction for the 2009 tax year in 2010 as a consequence of the Debtors’ actions, FLC believes it will suffer damages in excess of $30 million on behalf of its investors. The Debtors have not independently verified this amount at this time and neither agree nor disagree with the amount. FLC has further advised the Debtors that if the NOL Motion is granted on a final basis it intends to file an administrative claim in excess of $30 million against Citadel as a result of its inability to file a worthless stock deduction. Again, the Debtors have not independently verified this amount at this time and neither agree nor disagree with the amount. Administrative claims, if allowed by the Bankruptcy Court, need to be satisfied in full in cash upon consummation of a chapter 11 plan. The Debtors dispute FLC’s contentions and its ability to assert an administrative claim to the extent the NOL Motion is approved on a final basis. To the extent the NOL Motion is approved on a final basis, the Debtors will agree to set a hearing before Confirmation to determine whether FLC is entitled to any Administrative Claim as a result of the entry of such order (subject to all of the Debtors' rights and defenses). To the extent FLC has an Allowed Administrative Claim, FLC has advised the Debtors that it may raise a feasibility concern at the hearing to consider Confirmation, and the Debtors acknowledge that FLC has not waived its right to do so. Further, the Debtors’ reserve all of their rights to dispute and otherwise object to any claim, administrative or otherwise, filed by FLC in these chapter 11 cases.

XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain United States federal income tax consequences in connection with the implementation of the Plan for Citadel, the Reorganized Debtors and certain Holders of Allowed Claims or Interests. This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Tax Code”), the Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (the “IRS”), each as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below.

Citadel has requested a private letter ruling (the “Ruling”) from the IRS with respect to certain tax consequences discussed herein. The following discussion assumes that the IRS will grant Citadel a Ruling that (i) the Special Warrants should be treated as stock for U.S. federal income tax purposes, (ii) both the Senior Claims (to the extent of the Tranche A Term Loan and the Tranche B Term Loan) and the New Term Loan constitute a “security” for purposes of the “reorganization” provisions of the Tax Code and (iii) otherwise confirms the tax treatment discussed herein.

This discussion does not apply to a Holder of Claims or Interests that is not a “United States person” (as defined in the Tax Code). This summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to Holders in light of their individual circumstances or to Holders that may be subject to special tax rules (such as Persons who are related to Citadel within the meaning of the Tax Code, foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax exempt organizations, pass-through entities, beneficial owners of pass-through entities, subchapter S corporations, employees, Persons who received their Claims as compensation, Persons who hold Claims or Interests or who will hold the New Term Loan, New Common Stock or Special Warrants as part of a straddle, hedge, conversion transaction or other integrated investment, Persons using a mark to market method of accounting, and Holders of Claims or Interests who are themselves in bankruptcy). Furthermore, this summary assumes that each Holder of a Claim or Interest holds only Claims or Interests in a single Class and holds such Claims or Interests only as a “capital asset” (within the meaning of Section 1221 of the Tax Code).

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE PLAN.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE TAX CODE. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THE DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A.	Certain U.S. Federal Income Tax Consequences to the Debtors and the Reorganized Debtors

Citadel expects to report consolidated net operating loss (“NOL”) carryforwards for U.S. federal income tax purposes of approximately $77 million as of December 31, 2009. As discussed below, Citadel expects its NOL carryforward to be eliminated as a result of implementation of the Plan. In addition, should any NOL carryforward survive the reorganization, the Reorganized Debtors’ subsequent utilization of such remaining losses and NOL carryforwards and possibly certain other tax attributes may be restricted as a result of and upon the implementation of the Plan.

(i)	Reorganization Transfer

As mentioned above, Citadel has requested a Ruling from the IRS that the Reorganization Transfer constitutes a “reorganization” within the meaning of the Tax Code. Citadel expects that the IRS will grant Citadel the Ruling, confirming the tax-free nature of the Reorganization Transfer. This discussion assumes that the IRS grants such a Ruling. If the IRS declines to issue the Ruling, Citadel reserves the right, subject to the agreement of the Senior Agent and the Requisite Participating Lenders, to alter the Restructuring Transactions, including the Reorganization Transfer. As so altered, the Restructuring Transactions could have tax consequences that differ from those described herein.

Pursuant to the Reorganization Transfer, on the Effective Date, Citadel will merge with and into CB Company, with CB Company as the surviving entity. Citadel will be treated as transferring all of its assets (principally, its Interests in ABC Radio and CB Company) to CB Company in exchange for the New Term Loan, New Common Stock and Special Warrants issued by CB Company. Neither Citadel nor CB Company should recognize gain or loss with respect to this exchange. Reorganized Citadel, the resulting company, should succeed to any of Citadel’s tax attributes that remain immediately after the close of the Effective Date and, therefore, such attributes should be available (subject to the reductions and limitations discussed below) to offset future taxable income of the Reorganized Debtors.

(ii)	Cancellation of Indebtedness and Reduction of Tax Attributes

As a result of the Plan, Citadel’s aggregate outstanding indebtedness will be substantially reduced. In general, absent an exception, a debtor recognizes cancellation of debt income (“CODI”) upon discharge of its outstanding indebtedness for an amount of consideration less than its adjusted issue price. The Tax Code provides that a debtor in a bankruptcy case may exclude CODI from income but generally must reduce certain of its tax attributes by the amount of any CODI realized as a result of consummation of a plan of reorganization.

The exact amount of CODI that Citadel will realize is unclear. The amount of CODI realized by a taxpayer is generally the excess of (i) the adjusted issue price of any indebtedness discharged, over (ii) the sum of (x) the amount of cash paid, (y) the issue price of any new indebtedness of the taxpayer issued and (z) the fair market value of any other consideration (including any stock and warrants) given in exchange therefor, subject to certain statutory and judicial exceptions that can apply to limit the amount of CODI (such as where the payment of the cancelled indebtedness would have given rise to a tax deduction). The extent of such CODI realized by Citadel (and the resulting tax attribute reduction) will therefore depend significantly on the value of the New Term Loan, New Common Stock and Special Warrants distributed pursuant to the Plan. These values cannot be known with certainty until after the Effective Date. Thus, although it is expected that there will be a material reduction of Citadel’s tax attributes as a result of Citadel’s CODI, the exact amount of such reduction cannot be predicted with certainty.

As a general rule, tax attributes must be reduced in the following order: (a) NOLs and NOL carryforwards; (b) most tax credits; (c) capital loss carryovers; (d) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject); and (e) foreign tax credits. A debtor with CODI may elect first to reduce the basis of its depreciable assets under section 108(b)(5) of the Tax Code, with any remaining balance applied to the other tax attributes in the order stated above. Citadel does not expect to make the election under section 108(b)(5). In the context of a consolidated group of corporations, the Tax Code provides for a complex ordering mechanism to determine how the tax attributes of one member (e.g., ABC Radio) can be reduced in respect of the CODI of another member (e.g., Citadel). The reduction in tax attributes occurs only after the determination of the debtor’s tax for the year in which the discharge of indebtedness occurs. To the extent that the amount of excluded CODI exceeds a Debtor’s tax attributes available for reduction, the remaining CODI is nevertheless excluded from the Debtor’s gross income.

Citadel currently expects that all of its NOL carryforwards will be eliminated and potentially other tax attributes will be reduced under the application of these rules and thus will not be available to offset any future taxable income of the Reorganized Debtors after 2010.

(iii)	Limitation of NOL Carryforwards and Certain Other Tax Attributes

Section 382 of the Tax Code generally imposes an annual limitation (the “Section 382 Limitation”) on a corporation’s use of its NOL carryforwards and certain built-in losses (collectively, “Pre-Change Losses”) if the corporation undergoes an “ownership change.” Similar rules apply to a corporation’s capital loss carryforwards and tax credits. These limitations are independent of, and in addition to, the reduction of tax attributes described in the preceding section resulting from CODI realized by a corporation.

The issuance under the Plan of the New Common Stock and the Special Warrants, along with the cancellation of existing Interests, is expected to cause an ownership change with respect to Citadel. As discussed above, Citadel does not believe that any of its Pre-Change Losses will survive the restructuring, and the Section 382 Limitation should thus not apply to the Reorganized Debtors. However, if contrary to Citadel’s expectations any of its Pre-Change Losses survive the restructuring, the Reorganized Debtors’ use of such Pre-Change Losses after the Effective Date would be subject to the Section 382 Limitation and would also be limited for purposes of the alternative minimum tax under the Tax Code.

B.	Certain U.S. Federal Income Tax Consequences to Holders of Claims and Interests

(i)	Consequences to Holders of Senior Claims

Pursuant to the Plan, each holder of an Allowed Senior Claim will receive, in full and final satisfaction of the secured portion of such Claim, its Pro Rata share of (i) the New Term Loan; (ii) a combination of New Common Stock, Special Warrants or beneficial interests in the FCC Trust; and (iii) the Excess Cash. Whether a Holder recognizes gain or loss, in whole or in part, as a result of the exchange depends, in part, on whether (a) the debt instrument constituting a surrendered Claim and the New Term Loan each constitutes a “security” for U.S. federal income tax purposes; (b) the FCC Trust qualifies as a “liquidating trust” within the meaning of Section 301.7701-

4(d) of the Regulations; (c) the Holder purchased the surrendered Claim at a discount; (d) the Holder has previously included in income any accrued but unpaid interest with respect to the surrendered Claim; and (e) the Holder has claimed a bad debt deduction or worthless security deduction with respect to the surrendered Claim. The United States federal income tax consequences of a Holder’s receipt of beneficial interests in the FCC Trust are discussed separately in “FCC Trust” below.

Assuming the IRS grants Citadel the Ruling, a Holder of an Allowed Senior Claim that receives the New Term Loan, New Common Stock or Special Warrants, and Excess Cash generally will not recognize loss with respect to the exchange and will not recognize any gain except (i) to the extent any of the New Term Loan, New Common Stock, Special Warrants or Excess Cash is treated as received in satisfaction of accrued but unpaid interest on the debt instruments underlying the surrendered Claim (see “Accrued Interest” below) and (ii) to the extent not treated as received in satisfaction of accrued but unpaid interest in the preceding clause, in an amount equal to the Excess Cash received (but not in excess of the amount of realized gain). A Holder should obtain a tax basis in its New Term Loan and New Common Stock or Special Warrants equal to its tax basis in the debt instruments constituting the Claim surrendered therefor, and a Holder should have a holding period for its New Term Loans and New Common Stock or Special Warrants that includes the holding period of the debt instruments constituting the Claim surrendered therefor; provided that a Holder’s tax basis in any New Term Loan, New Common Stock or Special Warrants treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for any such New Term Loan, New Common Stock or Special Warrants should not include the holding period of the debt instruments constituting the surrendered Claim.

(a)	Accrued Interest

To the extent that any amount received by a Holder of a Claim is attributable to accrued but unpaid interest on the debt instruments constituting the surrendered Claim, the receipt of such amount should be taxable to the Holder as ordinary interest income to the extent not already taken into income by the Holder. Conversely, a Holder of a Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest was previously included in the Holder’s gross income but was not paid in full by Citadel. Such loss may be ordinary, but the tax law is unclear on this point.

The extent to which an amount received by a Holder of a Claim will be attributable to accrued interest on the debt instrument constituting the Claim is unclear. Certain Regulations treat a payment under a debt instrument first as a payment of accrued and unpaid interest and then as a payment of principal. Application of this rule to a final payment on a debt instrument being discharged at a discount in bankruptcy is unclear. Pursuant to the Plan, all distributions in respect of any Claim will be allocated first to the principal amount of such claim, to the extent otherwise permitted and as determined for U.S. federal income tax purposes, and thereafter to the remaining portion of such Claim, if any. However, the provisions of the Plan are not binding on the IRS or a court with respect to the appropriate tax treatment for creditors.

(b)	Market Discount

Under the “market discount” provisions of the Tax Code, some or all of any gain realized by a Holder of a Claim who exchanges the Claim for an amount on the Effective Date may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” that accrued on the debt instruments constituting the Claim while held by the Holder. In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if its holder’s adjusted tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (ii) in the case of a debt instrument issued with original issue discount, its adjusted issue price, in the case of (i) and (ii), by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

To the extent the debt instruments constituting a surrendered Claim had been acquired with market discount and are exchanged for any New Term Loan, New Common Stock or Special Warrants in a reorganization, any market discount that accrued on such debt instruments but was not recognized by the Holder may cause any gain recognized on the subsequent sale, exchange, redemption or other disposition of such New Term Loan, New Common Stock or Special Warrants to be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Claim.

(ii)	Consequences to Holders of General Unsecured Claims

Pursuant to the Plan, each Holder of an Allowed General Unsecured Claim will receive, in full and final satisfaction of such Claim (i) a combination of New Common Stock, Special Warrants or beneficial interests in the FCC Trust and (ii) Cash. Whether a Holder recognizes gain or loss, in whole or in part, as a result of the exchange depends, in part, on whether (a) the debt instrument constituting a surrendered Claim constitutes a “security” for U.S. federal income tax purposes; (b) the FCC Trust qualifies as a “liquidating trust” within the meaning of Section 301.7701-4(d) of the Regulations; (c) the Holder purchased the surrendered Claim at a discount; (d) the Holder has previously included in income any accrued but unpaid interest with respect to the surrendered Claim; and (e) the Holder has claimed a bad debt deduction or worthless security deduction with respect to the surrendered Claim. The United States federal income tax consequences of a Holder’s receipt of beneficial interests in the FCC Trust are discussed separately in “FCC Trust” below.

A Holder of a General Unsecured Claim that receives Cash, New Common Stock or Special Warrants, if the debt instrument constituting the surrendered Claim is treated as a “security” for purposes of the reorganization provisions of the Tax Code (see “Treatment of a Debt Instrument as a ‘Security’” below), generally will not recognize loss with respect to the exchange and will not recognize any gain except (i) to the extent any of the Cash, New Common Stock or Special Warrants is treated as received in satisfaction of accrued but unpaid interest on the debt instruments underlying the surrendered Claim (see “Accrued Interest” above) and (ii) to the extent not treated as received in satisfaction of accrued but unpaid interest pursuant to the preceding clause, in an amount equal to the amount of Cash received (but not in excess of the amount of realized gain). Such Holder should obtain a tax basis in its New Common Stock or Special Warrants equal to its tax basis in the debt instruments constituting the Claim surrendered therefor, increased by the amount of gain recognized pursuant to clause (ii) of the preceding sentence, and such Holder should have a holding period for its New Common Stock or Special Warrants that includes the holding period of the debt instruments constituting the Claim surrendered therefor; provided that a Holder’s tax basis in any New Common Stock or Special Warrants treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for any such New Common Stock or Special Warrants should not include the holding period of the debt instruments constituting the surrendered Claim.

A Holder of a General Unsecured Claim (who holds only a General Unsecured Claim) whose debt instrument constituting such Holder’s Claim is not treated as a security for purposes of the reorganization provisions of the Tax Code will be treated as exchanging its Claim in a fully taxable exchange. In that case, a Holder should recognize (a) gain or loss equal to the difference between (i) the fair market value as of Effective Date of any consideration received for such Claim that is not allocable to accrued interest and (ii) the Holder’s tax basis in the debt instruments constituting the Claim surrendered therefor. Such gain or loss should be capital in nature (subject to the rules described in “Market Discount” above) and should be long term capital gain or loss if the surrendered Claim was held for more than one year by the Holder. To the extent that any amount of New Common Stock, Special Warrants or Cash received in the exchange is allocable to accrued but unpaid interest on the debt instruments constituting the surrendered Claim, the Holder may recognize ordinary interest income (see “Accrued Interest” above). A Holder’s tax basis in any New Common Stock or Special Warrants received on the Effective Date should equal the fair market value of such New Common Stock or Special Warrants as of the Effective Date, and a Holder’s holding period for any New Common Stock or Special Warrants received on the Effective Date should begin on the day following the Effective Date.

(a)	Treatment of a Debt Instrument as a “Security”

Whether a debt instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument at initial issuance is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that the instrument is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or accrued. This discussion assumes that the Ruling granted by the IRS will treat the New Term Loan as a “security” for U.S. federal tax purposes. However, each Holder of a Claim should consult with its own tax advisor to determine whether or not the debt instrument underlying its Claim is a “security” for U.S. federal income tax purposes.

(iii)	Consequences to Holders of Section 501(b) Claims and Holders of Interests

Pursuant to the Plan, a Holder of a Section 501(b) Claim or an Interest will receive no distribution and its Claim or Interest (as applicable) will be cancelled and extinguished, whether surrendered for cancellation or otherwise. Section 165(g) of the Tax Code permits a “worthless security deduction” for any security that is a capital asset that becomes worthless within the taxable year. Thus, a Holder of a Section 501(b) Claim or an Interest may be entitled a worthless security deduction, which for most Holders likely will be a capital loss. The rules governing the timing and amount of worthless security deductions place considerable emphasis on the facts and circumstances of the holder, the issuer, and the instrument with respect to which the deduction is claimed. Holders are therefore urged to consult their tax advisors with respect to their ability to take such a deduction.

(iv)	Limitation on Use of Capital Losses

A Holder of a Claim or Interest who recognizes capital losses as a result of the distributions under the Plan will be subject to limits on the use of such capital losses. For a non-corporate Holder, capital losses may be used to offset any capital gains (without regard to holding periods) plus ordinary income to the extent of the lesser of (1) $3,000 ($1,500 for married individuals filing separate returns) or (2) the excess of the capital losses over the capital gains. A non-corporate Holder may carry over unused capital losses and apply them to future capital gains and a portion of their ordinary income for an unlimited number of years. For corporate Holders, capital losses may only be used to offset capital gains. A corporate Holder that has more capital losses than may be used in a tax year may carry back unused capital losses to the three years preceding the capital loss year, and may carry over unused capital losses for the five years following the capital loss year.

(v)	Information Reporting and Back-up Withholding

Payments under the Plan in respect of Allowed Claims may be subject to applicable information reporting and backup withholding (at the applicable rate). Backup withholding of taxes will generally apply to payments in respect of an Allowed Claims under the Plan if the Holder of such Claim fails to timely provide an accurate taxpayer identification number or otherwise fails to comply with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a Holder’s U.S. federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS (generally, a federal income tax return).

C.	FCC Trust

Pursuant to the Plan, in lieu of distributing New Common Stock or Special Warrants to certain Holders of Claims, Reorganized Citadel may (i) contribute the New Common Stock or Special Warrants to the FCC Trust and (ii) subsequently issue beneficial interests in the FCC Trust to such Holders. The Debtors intend that the FCC Trust will qualify as a “liquidating trust” and as a “grantor trust” for U.S. federal income tax purposes. If the FCC Trust so qualifies, then for all U.S. federal income tax purposes, Citadel will be deemed to have distributed to the Holders an undivided interest in their Pro Rata shares of the assets of the FCC Trust (i.e., the New Common Stock or Special Warrants) and such Holders will be deemed to have contributed such interests to the FCC Trust in exchange for beneficial interests in the FCC Trust.

The U.S. federal income tax consequences to Reorganized Citadel of distributing beneficial interests in the FCC Trust to certain Holders should be identical to the consequences to Reorganized Citadel of distributing the New Common Stock and Special Warrants discussed above.

The U.S. federal income tax consequences to a Holder resulting from the exchange of such Holder’s Claim for a beneficial interest in the FCC Trust should mirror the consequences, described above, had such Holder received its Pro Rata shares of the assets of the FCC Trust (i.e., New Common Stock or Special Warrants) in exchange for such Holder’s Claim. A Holder should not recognize gain or loss on the deemed contribution of the assets of the FCC Trust (i.e., the New Common Stock or Special Warrants) to the FCC Trust. Upon a Holder’s actual receipt of assets from the FCC Trust, the Holder should not recognize any gain or loss.

The Disbursing Agent will file tax returns with the IRS for the FCC Trust as a grantor trust. The Disbursing Agent will also send to each beneficiary of the FCC Trust a separate statement setting forth the beneficiary’s allocable share of items of income, gain, loss, deduction or credit (if any) and will instruct the beneficiary to report such items on such beneficiary’s federal income tax return. This requirement may result in any such Holder being subject to tax on its allocable share of the FCC Trust’s taxable income (if any) prior to receiving any distributions from the FCC Trust.

Although the FCC Trust has been structured with the intention of complying with guidelines established by the IRS in Revenue Procedure 94-45, 1994-2 C.B. 684, for the formation of a liquidating trust, the Ruling will not address the tax status of the FCC Trust. Thus, it is possible that the IRS could require an alternative characterization of the FCC Trust, which could result in different, and possibly greater, tax liability to the FCC Trust and/or Holders that receive a beneficial interest in the FCC Trust. A Holder that receives a beneficial interest in the FCC Trust is urged to consult its own tax advisors regarding the tax consequences of the right to receive and of the receipt of property from the FCC Trust.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS OR INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XIV.	FCC TRUST INFORMATION

A.	Generally

In the event that the Debtors and the Senior Agent determine that consideration of the FCC Long Form Application is causing unwanted delay in consummation of the Plan, they shall, subject to the consent of the Requisite Participating Lenders, promptly establish the FCC Trust for the benefit of the Holders of Allowed Claims that may be entitled to distributions under the Plan. The powers, authority, responsibilities and duties of the FCC Trust and the FCC Trustees are set forth in and shall be governed by the FCC Trust Agreement. The FCC Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, all provisions necessary to ensure the continued treatment of the FCC Trust as a “grantor trust” and a “liquidation trust”, and the beneficiaries of the FCC Trust as the grantors and owners thereof, for United States federal income tax purposes. The FCC Trust and the FCC Trustees, including any successors, shall be bound by the Plan and shall not challenge any provision of the Plan.

The provisions of the Plan concerning the relative roles of the Long Form Application and Short Form Application in consummating the Plan reflect the consensual agreement of parties reached through the negotiation of the Plan and its terms.

B.	Creation and Funding of the FCC Trust

On the Effective Date, if the FCC Trust is implemented, the Reorganized Debtors shall (i) execute the FCC Trust Agreement in a manner consistent with the Plan, (ii) establish the FCC Trust in accordance with the FCC Trust Agreement for the benefit of the Holders of Allowed Claims that may be entitled to distributions from the FCC Trust under the Plan, and (iii) deposit with the FCC Trust the minimum amount necessary for the recognition of the FCC Trust for United States federal income tax purposes, with such amount to be subject to Reasonable Lender Consent.

C.	Appointment of the FCC Trustees

On the Effective Date, and in compliance with the provisions of the Plan and the FCC Trust Agreement, the Debtors will appoint the FCC Trustees in accordance with the FCC Trust Agreement and, thereafter, any successor FCC Trustees shall be appointed and serve in accordance with the FCC Trust Agreement. The FCC Trustees or any successor thereto will administer the FCC Trust in accordance with the Plan and the FCC Trust Agreement.

D.	Contributions to the FCC Trust

If the Effective Date occurs upon an FCC Approval pursuant to clause (2) of the definition of FCC Approval, Reorganized Citadel shall contribute the New Common Stock and/or Special Warrants to the FCC Trust for the benefit of the Holders of Senior Claims and General Unsecured Claims that otherwise would have been entitled to receive a distribution of such New Common Stock and/or Special Warrants pursuant to Article III.C of the Plan.

E.	Transferability of Beneficial Interests

Ownership of a beneficial interest shall be uncertificated and shall be in book entry form. The beneficial interests in the FCC Trust will not be registered pursuant to the Securities Act, as amended, or any state securities law. If the beneficial interests constitute “securities,” the parties hereto intend that the exemption provisions of section 1145 of the Bankruptcy Code will apply to the beneficial interests. The beneficial interests will be transferable, subject to the terms of the FCC Trust Agreement.

F.	Distributions; Withholding

The FCC Trustees shall make distributions to the beneficiaries of the FCC Trust when and as authorized pursuant to the FCC Trust Agreement in compliance with the Plan, provided that distributions in respect of the Senior Claims and the Subordinated Notes Claims will be made to the Senior Agent and the Subordinated Notes Indenture Trustees, respectively, as Disbursing Agents, subject to implementing a mechanism with respect to the beneficial interests in the FCC Trust to be held by Holders of Senior Claims and Subordinated Notes Claims. The FCC Trustees may withhold from amounts otherwise distributable from the FCC Trust to any Entity any and all amounts required to be withheld by the FCC Trust Agreement or any law, regulation, rule, ruling, directive, treaty, or other governmental requirement. The Disbursing Agent will provide such Holders with a valuation of the assets transferred to the FCC Trust, and such valuation shall be used consistently by the FCC Trust and such Holders for all U.S. Federal Income Tax Purposes.

G.	Termination of the FCC Trust

If created, the FCC Trust shall terminate as soon as practicable, but in no event later than the third anniversary of the Effective Date; provided that, on or after the date that is less than 30 days before such termination date, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the FCC Trust for a finite period if such an extension is necessary to complete any pending matters required under the FCC Trust Agreement provided that the aggregate of all extensions shall not exceed two years unless the FCC Trustees receive an opinion of counsel or a favorable ruling from the Internal Revenue Service to the effect that any such extension would not adversely affect the status of the FCC Trust as a liquidating trust within the meaning of Section 301.7701-4(d) of the Regulations. Notwithstanding the foregoing, multiple extensions may be obtained so long as the conditions in the preceding sentence are met no more than six months prior to the expiration of the then-current termination date of the FCC Trust.

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XV.	Recommendation

In the opinion of Citadel and each of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other scenario. Accordingly, the Debtors recommend that Holders of Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Dated: March 15, 2010

Respectfully submitted,

CITADEL BROADCASTING CORPORATION
(on behalf of itself and each of the Debtors)

By:	/s/ Farid Suleman
	Name:	Farid Suleman
	Title:	Chairman of the Board and Chief Executive Officer

Prepared by:

Jonathan S. Henes
Joshua A. Sussberg
Sarah Hiltz Seewer (pro hac vice)
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022-4611
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900

Attorneys for the Debtors and Debtors in Possession

Exhibit A

Plan of Reorganization

[Filed as Docket No. 198]

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Exhibit B

Declaration of Randy L. Taylor

Pursuant to Rule 1007-2 of the Local Bankruptcy Rules

for the Southern District of New York in Support of First-Day Pleadings

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Exhibit C

FCC Considerations

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EXHIBIT C

FCC Considerations

Citadel’s radio operations are subject to significant regulation by the FCC under chapter 5 of title 47 of the United States Code (as amended, the “Communications Act”) and FCC rules and regulations promulgated thereunder.11 A radio station may not operate in the United States without the authorization of the FCC. Approval of the FCC is required for the issuance, renewal, transfer, assignment or modification of station operating licenses. In connection with the Debtors’ emergence from chapter 11, FCC Approval must be obtained.

The following is important information concerning the FCC Approval process and the ownership requirements and restrictions that must be met in order for parties to hold Reorganized Citadel’s New Common Stock. THE FOLLOWING SUMMARY OF CERTAIN FCC RULES AND POLICIES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN ADVISORS AS TO FCC OWNERSHIP ISSUES AND OTHER CONSEQUENCES OF THE PLAN.

1.	Required FCC Consents

Both the Debtors’ entry of the Debtors into chapter 11 and the emergence of the Reorganized Debtors from chapter 11 require consent of the FCC. Following Citadel’s filing of its voluntary petition under chapter 11, the Debtors filed applications seeking the FCC’s consent to the pro forma assignment of the Debtors’ FCC Licenses from the Debtors to the Debtors as “debtors in possession” under chapter 11. The FCC granted its consent to this assignment on December 30, 2009. For Reorganized Citadel to continue the operation of the Debtors’ radio stations, the Debtors will be required to file applications with the FCC (the “Long Form Application”) to obtain approval of the Transfer of Control. To expedite the emergence of the Debtors from chapter 11, in the event that FCC Approval of the Long Form Application is delayed and will not be obtained expeditiously, the Plan contemplates that the Debtors may, in their discretion and subject to the consent of the Requisite Participating Lenders, emerge from chapter 11 upon assignment of the FCC Licenses from the Debtors to the Reorganized Debtors and the transfer of the New Common Stock to the FCC Trust subject to the continuing jurisdiction and oversight of the Bankruptcy Court pending the FCC’s grant of the Long Form Application. The FCC’s consent also would be required for the FCC Trust to act as an interim holder of the New Common Stock, but because the assignment of the FCC Licenses to the FCC Trust would not constitute a substantial transfer of control of the Debtors, the Debtors could file a Short Form Application seeking FCC consent to this pro forma ownership change (the “Short Form Application”). The Short Form Application can be approved by the FCC on a more expedited basis than the Long Form Application and are not subject to formal petitions to deny.

In the event that approval of the Long Form Application is obtained expeditiously, it will not be necessary to implement the FCC Trust. If the Debtors determine, with consent of the Requisite Participating Lenders, to implement the FCC Trust, the Debtors do not believe that filing the Short Form Application after the Long Form Application will materially delay the timing with respect to the effectiveness of the Confirmation of the Plan because the Short Form Application can be approved on a more expedited basis.

In the event that the FCC Trust is established and becomes effective, the Holders of Senior Secured Claims and General Unsecured Claims who are able to complete the Ownership Certification (discussed below) would receive beneficial interests in the FCC Trust, as opposed to directly holding the New Common Stock (subject to the ownership rules and regulations set forth below). Upon FCC approval of the Long Form Application, the FCC Trust would be liquidated and holders of beneficial interests that complete the Ownership Certification would receive their pro rata share of the New Common Stock. The Holders of Senior Secured Claims and General Unsecured Claims who are unable to complete the Ownership Certification would retain Special Warrants.

11	All capitalized terms used but not otherwise defined herein will have the meaning ascribed to them in the Plan.

2.	Information Required from Prospective Stockholders of Reorganized Citadel.

In processing applications for consent to the transfer of control of FCC broadcast licensees or assignment of FCC broadcast licenses, the FCC considers, among other things, whether the prospective licensee and those considered to be “parties” to the application possess the legal, character and other qualifications to hold an interest in a broadcast station. For the FCC to process and grant the Short Form Application and the Long Form Application, the Debtors will need to obtain and include information about Reorganized Citadel and about the “parties” to the application demonstrating that such parties are so qualified.

As described in the Equity Allocation Mechanism attached as Exhibit A to the Plan, Holders of Senior Secured Claims and General Unsecured Claims will be issued Special Warrants which can be exercised for shares of New Common Stock of Reorganized Citadel for nominal consideration, subject to certain conditions, including the provision of an Ownership Certification. Specifically, parties seeking to exercise Special Warrants shall be required to submit a certified response to a questionnaire providing information on the prospective stockholder to establish that issuance of the New Common Stock to that Holder would not result in a violation of law, impair the qualifications of the Reorganized Debtors to hold the FCC Licenses or impede the grant of any FCC Applications on behalf of the Reorganized Debtors. All prospective stockholders and prospective holders of beneficial interests in the FCC Trust, whether or not they would be “parties” to the FCC Applications (as described below), would need to provide information on the extent of their direct and indirect ownership or control by non-U.S. persons to establish that Reorganized Citadel would comply with limitations under the Communications Act relating to the ownership and control of broadcast licenses by non-U.S. persons. Prospective holders of New Common Stock and prospective holders of beneficial interests in the FCC Trust, as the case may be, with direct or indirect ownership or control by non-U.S. persons would not be permitted to exercise the Special Warrants for New Common Stock or hold such beneficial interests in the FCC Trust, if the ownership percentage of such prospective holders, when aggregated with the ownership percentage of all other prospective holders, as calculated in accordance with FCC rules and regulations, would result in Reorganized Citadel having a greater amount of foreign ownership than permitted by the Communications Act. In such situations, prospective holders of New Common Stock or beneficial interests in the FCC Trust would retain Special Warrants. The Special Warrants would be permitted to be sold or assigned, provided that the purchaser or assignee would also be subject to the ownership certification process described above.

3.	Attributable Interests in Media Under the FCC’s Rules.

A prospective stockholder in Reorganized Citadel would be considered a “party” to the Long Form Application if the prospective stockholder would be deemed to hold an “attributable” interest in Reorganized Citadel under Section 73.3555 of the FCC’s rules, 47 C.F.R. § 73.3555. The FCC’s “multiple ownership” and “cross ownership” rules prohibit common ownership of “attributable interests” of certain combinations of broadcast and other media properties. “Attributable interests” generally include the following interests in a media company: general partnership interests, non-insulated limited liability company or limited partnership interests, a position as an officer or director (or the right to appoint officers or directors), or a 5% or greater direct or indirect interest in voting stock. The FCC treats all partnership interests as attributable, except for those limited partnership interests that are “insulated” by the terms of the limited partnership agreement from “material involvement” in the media-related activities of the partnership. The FCC applies the same attribution and insulation standards to limited liability companies. Attribution traces through chains of ownership. In general, a person or entity that has an attributable interest in another entity also will be deemed to hold each of that entity’s attributable media interests except for indirect stock interests that are attenuated below the attribution threshold in the ownership chain.

Combinations of direct and indirect equity and debt interests exceeding 33% of the total asset value (equity plus debt) of a media outlet also may be deemed attributable if the holder has another attributable media interest in the same market or provides more than 15% of a station’s total weekly broadcast programming hours in that market. Also, a person or entity that provides more than 15% of the total weekly programming hours for a radio station and also has an attributable interest in another radio station in the same market is deemed to hold an attributable interest in the programmed station.

As described in the Equity Allocation Mechanism, when the Transfer of Control is effected, no individual or entity (including any individual or entity under common management) shall be permitted to acquire more than 4.99% of Reorganized Citadel’s Class A Common Stock thereby precluding any individual or entity from having an attributable interest as a result of stock ownership.

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The Equity Allocation Mechanism provides, among other things, that all deemed holders of Class B Common Stock who have not requested in writing at least 30 days prior to the Effective Date to receive Class B Common Stock shall be deemed to have immediately exchanged such shares of Class B Common Stock for a like number of shares of Class A Common Stock up to the 4.99% cap. Post-emergence, Class B Common Stock shall be convertible into Class A Common Stock at the written request of the holder, provided that if such conversion would result in the stockholder having an attributable interest in Reorganized Citadel, such conversion shall be permitted only if prior to the conversion, the stockholder has provided satisfactory assurance to Reorganized Citadel that its ownership of Class A Common Stock would not result in Reorganized Citadel’s violation of applicable rules and regulations of the FCC or the Communications Act. Class B Common Stock is intended to be non-cognizable for purposes of determining whether a holder is attributable under the FCC’s rules. Accordingly, holders of Class B Common Stock shall not be permitted to vote on matters submitted to a vote of the stockholders of Reorganized Citadel, provided that such stockholders shall be permitted to vote on a limited number of matters that are submitted to a vote. Permitting holders of Class B Common Stock to vote on limited extraordinary corporate actions will not cause the holders of Class B Common Stock to be deemed to have an attributable interest in Reorganized Citadel under FCC rules and regulations. A description of the Class B Common Stock is attached hereto as Annex 1.

4.	FCC Foreign Ownership Restrictions for Entities Controlling Broadcast Licenses

Section 310(b) of the Communications Act restricts foreign ownership or control of any entity licensed to provide broadcast and certain other services. Among other prohibitions, foreign entities may not have direct or indirect ownership or voting rights of more than 25% in a corporation controlling the licensee of a radio broadcast station if the FCC finds that the public interest will be served by the refusal or revocation of such a license due to foreign ownership or voting rights. The FCC has interpreted this provision to mean that it must make an affirmative public interest finding before a broadcast license may be granted or transferred to a corporation which is controlled by another corporation more than 25% owned or controlled, directly or indirectly, by foreigners. With very few exceptions, the FCC historically has not made such an affirmative finding in the broadcast field. The FCC calculates the voting rights separately from equity ownership, and both thresholds must be met. Warrants and other future interests typically are not taken into account in determining foreign ownership compliance. In some specific circumstances, however, the FCC has treated non-stock interests in a corporation as the equivalent of equity ownership and has assessed foreign ownership based on contributions to capital. Foreign ownership limitations also apply to partnerships and limited liability companies. The FCC historically has treated partnerships with foreign partners as foreign controlled if there are any foreign general partners. The interests of any foreign limited partners that are not insulated (using FCC criteria) from material involvement in the partnership’s media activities and business are considered in determining the equity ownership and voting rights held by foreigners. The interests of limited partners that are properly insulated only count toward the calculation of equity owned by foreigners.

Because direct and indirect ownership of Reorganized Citadel’s shares by non-U.S. persons and/or entities will proportionally affect the level of deemed foreign ownership and control rights in Reorganized Citadel, prospective shareholders will be required to provide information to Citadel on their own foreign ownership and control. Citadel shall review such information to assess whether permitting such party to hold such interests could impair the qualifications of Reorganized Citadel to hold FCC broadcast licenses. Upon receipt of the Ownership Certifications, the New Common Stock will be distributed as set forth in the Equity Allocation Mechanism, attached to the Plan as Exhibit A.

The Equity Allocation Mechanism reflects that Reorganized Citadel will use a foreign ownership threshold of 20% for the initial distribution of New Common Stock. Because the FCC licenses held by Reorganized Citadel will be assigned to a licensee subsidiary, this threshold will be below the statutory maximum of 25% foreign ownership permitted under FCC law and accordingly will promote the liquidity of Reorganized Citadel’s stock. Because the New Common Stock will be widely held and freely transferable, the use of a 20% threshold will permit market purchases by individuals or entities that may have the effect of increasing or decreasing the aggregate foreign ownership levels in small amounts, without causing Reorganized Citadel to exceed the statutory foreign ownership restrictions.

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5.	Media Ownership Restrictions

The FCC generally applies its ownership limits to “attributable” media interests held by an individual, corporation, partnership, limited liability company or other association, as addressed above. The FCC’s rules on media ownership, in turn, limit the number of media properties in which one entity or entities under common control can have an attributable ownership interest. Those rules that could give rise to a prohibited combination for Reorganized Citadel or for a prospective stockholder of Reorganized Citadel are described below.

(i)	Local Radio Ownership

The FCC’s rules impose specific limits on the number of commercial radio stations in which an entity can have an attributable interest in a particular geographic area. The local radio ownership rules are as follows:

•	in markets with 45 or more radio stations, ownership is limited to eight commercial stations, no more than five of which can be either AM or FM;

•	in markets with 30 to 44 radio stations, ownership is limited to seven commercial stations, no more than four of which can be either AM or FM;

•	in markets with 15 to 29 radio stations, ownership is limited to six commercial stations, no more than four of which can be either AM or FM; and

•

in markets with 14 or fewer radio stations, ownership is limited to five commercial stations or no more than 50% of the market’s total, whichever is lower, and no more than three of which can be either AM or FM.

For radio stations that are located in markets rated by Arbitron, the geographic market determinations used by Arbitron are utilized by the FCC to determine the market in which stations are located. For radio stations located outside of an Arbitron Metro, the FCC uses a signal contour-based methodology to determine markets.

(ii)	Radio/Television Cross-Ownership Rule

The FCC’s radio/television cross-ownership rule permits the common attributable ownership or control of more than one full-power AM and/or FM radio station and up to two television stations in the same market. The total number of radio stations permitted to be under common attributable ownership is dependent on the number of independently owned media voices in the local market as follows:

•

In markets with at least 20 independently owned media voices, a single entity may hold attributable interests in up to two television stations and six radio stations. Alternatively, such an entity is permitted to hold an attributable interest in one television station and seven radio stations in the same market.

•

In a market that includes at least 10 independently owned media voices, a single entity may hold attributable interests in up to two television stations if permitted under FCC rules limiting local television ownership and up to four radio stations.

•

Regardless of the number of independently owned media voices in a market, a single entity may hold an attributable interest in up to two television stations where the FCC’s rules permit common ownership of the two television stations and one radio station in any market.

(iii)	Newspaper/Broadcast Cross-Ownership Rule

The newspaper broadcast cross-ownership rule currently in effect prohibits the cross ownership of daily newspapers and broadcast stations serving the same market, absent a waiver from the FCC. In 2007, the FCC adopted an order that modified this rule to presumptively allow the ownership of attributable interests in a broadcast

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station and an English-language daily newspaper of general circulation that is published in the market served by the broadcast station only in the 20 largest markets if certain conditions are met. The modified newspaper/broadcast cross-ownership rule has been appealed to a federal appellate court and the effectiveness of the new rule has been stayed. The appeal remains pending.

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ANNEX I

TERMS OF CLASS B COMMON STOCK

TERMS OF CLASS B COMMON STOCK

Issuance

Upon the written request of any recipient of Class A Common Stock (the “Voting Common Stock”) made within 10 days after the Bankruptcy Court enters its order confirming the Plan or upon exercise of Warrants, Reorganized Citadel (the “Company”) shall issue Class B Common Stock (the “Limited Voting Common Stock”) to any such recipient, which shall have the same economic rights as Class A Common Stock. Limited Voting Common Stock shall be in substitution for Voting Common Stock that otherwise would have been issued to such recipient.

Conversion

Limited Voting Common Stock shall be convertible into Voting Common Stock at the written request of the holder thereof, provided that no Limited Voting Common Stock holder will be permitted to convert Limited Voting Common Stock to the extent that such conversion would result in such holder holding more than 4.99% of the Class A Common Stock outstanding following such conversion unless prior to such conversion the holder has (i) provided assurance satisfactory in form and substance to Reorganized Citadel that such holder does not have an attributable interest in another entity that would cause Reorganized Citadel to violate applicable FCC rules and regulations and (ii) obtained any necessary approvals from the FCC or the DOJ. No Limited Voting Common Stock holder will be permitted to convert Limited Voting Common Stock to the extent that such conversion would result in violations of the Communications Act of 1934, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or rules or regulations promulgated thereunder.

Voting Rights

Holders of Limited Voting Common Stock shall have no right to vote any Limited Voting Common Stock beneficially owned or held of record by such holder with respect to any matters submitted to a vote of the stockholders of the Company other than as expressly provided below and in no event shall any holder of Limited Voting Common Stock be entitled to vote any Limited Voting Common Stock beneficially owned or held of record by it with respect to any matters with respect to the board of directors. For the avoidance of doubt, holders of Limited Voting Common Stock shall not have a separate class vote on any matter submitted to a vote of the stockholders of the Company, except that holders of Limited Voting Common Stock shall be entitled to a separate class vote on any amendment or modification that adversely affects any rights or privileges of the Limited Voting Common Stock and either (a) does not adversely affect the Voting Common Stock or (b) disproportionately affects the Limited Voting Common Stock as compared to the Voting Common Stock.

Notwithstanding the foregoing, if and only if any of the following actions are submitted to a vote of the stockholders, holders of Limited Voting Common Stock shall only be entitled to vote on the same basis as holders of Voting Common Stock:

	(i)	the retention or dismissal of outside auditors;

	(ii)	any distributions to stockholders;

	(iii)	material asset sales, recapitalization, merger, business combination, consolidation, exchange or other similar reorganization involving the Company or any of its subsidiaries, including a Drag-Along Transaction;

(iv)	the adoption of any new or amended certificate of incorporation of the Company or any of its subsidiaries, other than any amendment that is ministerial in nature;

(v)	other than in connection with a management equity plan or similar plan, any authorization or issuance of equity interests, or any security or instrument convertible into or exchangeable for equity interests, in the Company or any of its subsidiaries; and

(vi)	the liquidation of the Company or any of its subsidiaries.

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Exhibit D

Disclosure Statement Order

[TO COME]

Exhibit E

Financial Projections

EXHIBIT E

REORGANIZED DEBTORS’ PROJECTIONS

These notes should be read in conjunction with the Plan and the Disclosure Statement in their entirety.1 Attached are the consolidated projected financial statements (“Projections”) for the Debtors and the Reorganized Debtors for the five-year period from 2010 through 2014 (the “Projection Period”), which includes a consolidated projected income statement, a consolidated projected balance sheet and a consolidated projected cash flow statement. Also attached is a consolidated projected fresh start balance sheet reflecting the assumed effect of Confirmation, and thereafter Consummation, of the Plan.

THE PROJECTIONS HAVE BEEN PREPARED BY CITADEL’S MANAGEMENT. SUCH PROJECTIONS WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (“AICPA”), UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPALS (“U.S. GAAP”) OR THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. IN PREPARING THE PROJECTIONS, CITADEL’S MANAGEMENT RELIED UPON THE ACCURACY AND COMPLETENESS OF FINANCIAL AND OTHER INFORMATION FURNISHED BY THIRD PARTIES, AS WELL AS PUBLICLY-AVAILABLE INFORMATION, AND PORTIONS OF THE INFORMATION HEREIN MAY BE BASED UPON CERTAIN STATEMENTS, ESTIMATES, ASSUMPTIONS AND FORECASTS PROVIDED BY THE DEBTORS AND THIRD PARTIES WITH RESPECT TO THE ANTICIPATED FUTURE PERFORMANCE OF THE REORGANIZED DEBTORS. CITADEL’S MANAGEMENT DID NOT ATTEMPT INDEPENDENTLY TO AUDIT OR VERIFY SUCH INFORMATION. CITADEL’S MANAGEMENT DID NOT CONDUCT AN INDEPENDENT INVESTIGATION INTO ANY OF THE LEGAL, TAX OR ACCOUNTING MATTERS AFFECTING THE DEBTORS OR THE REORGANIZED DEBTORS AND, THEREFORE, NEITHER MAKES ANY REPRESENTATION AS TO THEIR IMPACT ON THE DEBTORS OR THE REORGANIZED DEBTORS FROM A FINANCIAL POINT OF VIEW. FURTHER, THE DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING ACTUAL RESULTS AND PROJECTIONS AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. EXCEPT FOR PURPOSES OF THIS DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH PROJECTIONS OF ITS ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

THE PROJECTIONS ARE PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING “ADEQUATE INFORMATION” UNDER SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS ENTITLED TO VOTE UNDER THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF SECURITIES OF, OR CLAIMS OR EQUITY INTERESTS IN, THE DEBTORS OR ANY OF THEIR AFFILIATES.

THE PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE AND WILL BE BEYOND THE CONTROL OF THE DEBTORS AND THE REORGANIZED DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, CURRENCY EXCHANGE RATE FLUCTUATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENT BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS ARE AS OF THE DATE MADE AND ARE NOT GUARANTEES OF

[1]

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the First Modified Joint Plan of Reorganization of Citadel Broadcasting Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code.

1

FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS AND THE REORGANIZED DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE, MODIFY, CLARIFY OR REVISE ANY SUCH STATEMENTS FOR ANY REASON.

THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY CITADEL’S MANAGEMENT, AT THE TIME WHEN MADE, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE AND WILL BE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE HISTORICAL FINANCIAL INFORMATION OR THE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE DEBTORS AND THE REORGANIZED DEBTORS DO NOT INTEND AND DO NOT UNDERTAKE ANY OBLIGATION WHATSOEVER TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS (OR ANY ASSUMPTIONS, ESTIMATES OR OTHER INFORMATION CONTAINED THEREIN) TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THIS DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON FOR ANY OTHER PURPOSE OR RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS OR INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS.

The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth herein and the historical consolidated financial information of the Debtors reported on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission, including the notes thereto. The Projections should also be read in conjunction with the Plan.

For the year 2009, the Projections include eleven months of unaudited actual results and preliminary results for December 2009. The 2009 audit for the Debtors has not been completed and, therefore, final results for 2009 could be materially different than the amounts presented in this projection.

The projections have been prepared based on assumption that the Effective Date of the Plan is April 30, 2010 and assume the successful implementation of the Reorganized Debtors’ business plan. Although the Debtors presently intend to cause the Effective Date to occur as soon as practical following confirmation of the Plan, there can be no assurance as to when the Effective Date will actually occur given the conditions for the Effective Date to occur pursuant to the terms of the Plan.

The projections are based on, among other things, the following: (a) current and projected market conditions in each of the Reorganized Debtors’ respective markets; (b) the ability to maintain sufficient working capital to fund operations; (c) final approval by the FCC to permit the Transfer of Control (as described in the Disclosure Statement); and (d) confirmation of the Plan.

2

Projected Pro Forma Consolidated Balance Sheet – April 30, 2010

(Unaudited)

(Dollars in Millions)

Balance Sheet
	Projected Pre-Confirmation April 30, 2010 Balance Sheet	Recapitalization Adjustments		Pro Forma Reorganized April 30, 2010 Balance Sheet
ASSETS

Current Assets
Cash	$97.9	(58.1	)(a)	$39.8
Net Accounts Receivable	130.3	—		130.3
Prepaid Expenses & Other Current Assets	18.9	(9.0)		9.9

Total Current Assets	247.2	(67.1)		180.1

Long Term Assets
Net Property, Plant & Equipment	200.0	—		200.0
Net Intangible Assets	953.4	563.8	(b)	1,517.1
Net Other Assets	22.4	(3.0)		19.4

Total Long Term Assets	1,175.8	560.8		1,736.5

Total Assets	$1,422.9	$493.7		$1,916.6

LIABILITIES

Current Liabilities
Accounts Payable, Accrued Liabilities & Other	70.7	(50.2	)(c)	20.4
Existing Debt
Revolver	140.4	(140.4	)(d)	—
Term Loan - Tranche A	543.8	(543.8	)(d)	—
Term Loan - Tranche B	1,387.6	(1,387.6	)(d)	—
Convertible Sub. Notes	48.3	(48.3	)(e)	—
Interest Rate Swap Liability	72.6	(72.6	)(d)	—

Total Current Liabilities	2,263.3	(2,242.9)		20.4

Long Term Liabilities
Deferred Tax Liability	179.6	39.4		219.0
New Term Loan	—	762.5	(f)	762.5
Other Long-Term Liabilities	52.1	—		52.1

Total Long Term Liabilities	231.8	801.9		1,033.6

Total Liabilities	$2,495.1	($1,441.0)		$1,054.1

Equity
Existing Equity	(1,072.2)	1,072.2	(g)	—
New Equity	—	862.5	(g)	862.5

Total Equity	(1,072.2)	1,934.7		862.5

Total Liabilities and Equity	$1,422.9	$493.7		$1,916.6

3

Notes to Projected Pro Forma Consolidated Balance Sheet – April 30, 2010

Upon emergence from chapter 11, the Reorganized Debtors will be required to adopt fresh start accounting in accordance with U.S. GAAP, which requires the Debtors to revalue its assets and liabilities at their estimated fair value. Fresh start reporting reflects the value of the Reorganized Debtors as defined in the Plan. Under fresh start reporting, the Reorganized Debtors’ asset values are remeasured using fair value and any excess of reorganization value over the fair value of net tangible and identifiable intangible assets and liabilities is recorded as goodwill in the accompanying statements.

The foregoing estimates and assumptions are inherently subject to significant uncertainties and contingencies beyond control of the Debtors or the Reorganized Debtors. Accordingly, the Debtors or the Reorganized Debtors cannot provide assurance that the estimates, assumptions, and values reflected in the valuations will be realized, and actual results could vary materially. Most assets and liabilities have been shown at book value, which in management’s opinion approximated fair value, except where noted. The New Term Loan has been shown at face value, which the Debtors believe to approximate fair value.

(a)	Represents the use of Cash at emergence for the payment of outstanding restructuring costs, interest, payments related to assumed contracts, other administrative expenses and the payment to Holders of Allowed General Unsecured Claims electing to receive their recovery in Cash.

(b)	Represents adjustments to reflect the reorganization value of assets and liabilities in excess of amounts allocable to identifiable assets based on the midpoint of the estimated Enterprise Value (approximately $1,625.0 million). See “Exhibit F – Valuation of the Reorganized Debtors”. Amounts will be further allocated to identifiable tangible and intangible assets once the values are determined through additional valuations.

(c)	Represents cancellation of pre-petition liabilities in exchange for either (i) the payment of Cash or (ii) the issuance of New Common Stock. In addition, includes the payment of post petition liabilities, professional fess, interest and other costs associated with the transaction.

(d)	Represents cancellation of Senior Claims (including Claims under the Senior Credit Agreement and Swap Agreements) in exchange for the issuance of New Term Loan and New Common Stock.

(e)	Represents the cancellation of the Notes Claims in exchange for (i) the payment of Cash or (ii) the issuance of New Common Stock in the event Holders of Notes Claims vote to accept the Plan; otherwise, the Notes Claims will be cancelled without receiving a distribution.

(f)	Represents the New Term Loan with $762.5 million outstanding principal amount.

(g)	Reflects cancellation of all Interests and the issuance of New Common Stock, based on the midpoint of the estimated Enterprise Value (approximately $1,625.0 million). See “Exhibit F – Valuation of the Reorganized Debtors”.

4

Projected Pro Forma Consolidated Balance Sheets

(Unaudited)

(Dollars in Millions)

Balance Sheet
	For Year Ending December 31,
	2009	2010	2011	2012	2013	2014
ASSETS

Current Assets
Cash	$60.0	$120.6	$123.7	$144.1	$165.7	$190.2
Net Accounts Receivable	155.0	145.8	145.9	149.2	152.7	156.2
Prepaid Expenses & Other Current Assets	19.0	9.8	1.4	1.6	1.8	2.0

Total Current Assets	234.0	276.3	271.0	294.8	320.1	348.4

Long Term Assets
Net Property, Plant & Equipment	201.6	196.6	192.3	188.8	186.1	184.2
Net Intangible Assets	960.1	1,503.8	1,483.8	1,463.8	1,443.8	1,423.8
Net Other Assets	22.4	19.4	19.4	19.4	19.4	19.4

Total Long Term Assets	1,184.1	1,719.8	1,695.5	1,672.0	1,649.3	1,627.4

Total Assets	$1,418.1	$1,996.1	$1,966.5	$1,966.9	$1,969.5	$1,975.9

LIABILITIES

Current Liabilities
Accounts Payable, Accrued Liabilities & Other	68.4	28.5	29.7	30.8	32.0	32.9
Existing Debt
Revolver	140.4	—	—	—	—	—
Term Loan - Tranche A	543.8	—	—	—	—	—
Term Loan - Tranche B	1,387.6	—	—	—	—	—
Convertible Sub. Notes	48.3	—	—	—	—	—
Interest Rate Swap Liability	72.6	—	—	—	—	—

Total Current Liabilities	2,261.1	28.5	29.7	30.8	32.0	32.9

Long Term Liabilities
Deferred Tax Liability	179.6	219.0	219.0	219.0	219.0	219.0
New Term Loan	—	758.7	671.1	608.1	542.3	472.6
Other Long Term Liabilities	53.5	49.5	45.5	41.5	37.5	33.5

Total Long Term Liabilities	233.1	1,027.2	935.5	868.6	798.8	725.1

Total Liabilities	$2,494.2	$1,055.7	$965.2	$899.4	$830.8	$758.0

Equity
Existing Equity	(1,076.1)	—	—	—	—	—
New Equity	—	862.5	862.5	862.5	862.5	862.5
Retained Earnings	—	77.9	138.8	205.0	276.1	355.4

Total Equity	(1,076.1)	940.4	1,001.3	1,067.5	1,138.6	1,217.9

Total Liabilities and Equity	$1,418.1	$1,996.1	$1,966.5	$1,966.9	$1,969.5	$1,975.9

5

Projected Pro Forma Consolidated Statements of Operations

(Unaudited)

(Dollars in Millions)

Income Statement
	For Year Ending December 31,
	2009	2010	2011	2012	2013	2014
Net Revenue
Radio Markets	$604.2	$609.5	$620.3	$632.7	$645.4	$658.3
Radio Network	123.8	116.1	118.4	122.0	126.0	130.2
Eliminations	(4.3)	(4.2)	(4.2)	(4.3)	(4.4)	(4.5)

Total Net Revenue	$723.7	$721.4	$734.5	$750.4	$767.0	$784.0

Operating Expenses
Radio Markets	(390.0)	(390.0)	(397.8)	(409.8)	(422.1)	(430.5)
Radio Network	(120.3)	(105.9)	(106.6)	(108.6)	(110.6)	(112.4)
Eliminations	4.3	4.2	4.2	4.3	4.4	4.5

Total Operating Expenses	(506.0)	(491.8)	(500.2)	(514.1)	(528.2)	(538.5)

Segment Operating Income
Radio Markets	214.2	219.5	222.5	223.0	223.3	227.8
Radio Network	3.5	10.1	11.8	13.4	15.5	17.8

Total Segment Operating Income	$217.7	$229.6	$234.3	$236.3	$238.8	$245.5

Corporate Overhead	(20.4)	(20.0)	(20.4)	(21.0)	(21.4)	(21.9)

EBITDA	$197.3	$209.6	$213.9	$215.3	$217.4	$223.7

Amortization	(20.2)	(20.0)	(20.0)	(20.0)	(20.0)	(20.0)
Depreciation	(15.4)	(15.0)	(15.0)	(15.0)	(15.0)	(15.0)

EBIT	$161.7	$174.6	$178.9	$180.3	$182.4	$188.7

Non-Cash Stock Compensation	(10.5)	(3.5)	—	—	—	—
Net Interest Expense	(192.0)	(70.4)	(78.7)	(70.5)	(63.4)	(55.9)
Restructuring Expenses & Other	(9.4)	(31.4)	—	—	—	—
Impairment Charges	(985.7)	—	—	—	—	—
Gain on Extinguishment of Debt	0.4	560.8	—	—	—	—
Write-off of Deferred Fin. Costs & Other Debt-Related Fees	(0.8)	(4.0)	—	—	—	—
Other	4.0	—	—	—	—	—

EBT	($1,032.2)	$626.2	$100.2	$109.9	$119.0	$132.8

Taxes	245.4	—	(39.3)	(43.7)	(47.8)	(53.5)

Net Income	($786.8)	$626.2	$60.9	$66.2	$71.1	$79.3

6

Projected Pro Forma Consolidated Statements of Cash Flow

(Unaudited)

(Dollars in Millions)

Cash Flow
	For Year Ending December 31,
	2009	2010	2011	2012	2013	2014
Net Income	($786.8)	$626.2	$60.9	$66.2	$71.1	$79.3

Amortization	20.2	20.0	20.0	20.0	20.0	20.0
Depreciation	15.4	15.0	15.0	15.0	15.0	15.0
Non-Cash Stock Compensation	10.5	3.5	—	—	—	—
Non-Cash Debt-Related Amounts & Facility Fees	105.3	—	—	—	—	—
Impairment Charges	985.7	—	—	—	—	—
Gain on Extinguishment of Debt	(0.4)	(560.8)	—	—	—	—
Write-off of Deferred Fin. Costs & Other Debt-Related Fees	0.2	4.0	—	—	—	—
Fair Value of Swap Liability	(9.7)	—	—	—	—	—
Deferred Taxes	(247.1)	—	—	—	—	—
Change in Working Capital
(Inc)/Dec in Net Accounts Receivable	22.7	9.2	(0.1)	(3.3)	(3.5)	(3.6)
(Inc)/Dec in Prepaid Expenses & Other Current Assets	(2.4)	9.2	8.4	(0.2)	(0.2)	(0.2)
Inc/(Dec) in Accounts Payable, Accrued Liabilities & Other	(47.1)	(50.8)	(2.9)	(2.8)	(2.8)	(3.1)

Cash Flow from Operations	$66.5	$75.4	$101.3	$94.9	$99.6	$107.3

Capital Expenditures	(8.4)	(10.0)	(10.7)	(11.5)	(12.3)	(13.1)

Cash Flow from Investing	($8.4)	($10.0)	($10.7)	($11.5)	($12.3)	($13.1)

Drawdown / (Paydown) of Debt	(4.0)	(3.8)	(87.6)	(63.0)	(65.7)	(69.7)
Debt Issuance Costs	(12.7)	(1.0)	—	—	—	—

Cash Flow from Financing	($16.7)	($4.8)	($87.6)	($63.0)	($65.7)	($69.7)

Net Cash Flow	$41.4	$60.6	$3.0	$20.4	$21.6	$24.5

Ending Cash	$60.0	$120.6	$123.7	$144.1	$165.7	$190.2

7

Key Assumptions

A.	General

1.	Plan Consummation and Effective Date: The Projections assume the Plan will be Confirmed and Consummated and that the Debtors will emerge from chapter 11 on or around April 30, 2010.

2.	Business as Usual: The Projections were prepared based on assumptions that the Debtors (and the Reorganized Debtors) remain in its current operating capacity throughout the Projection Period.

B.	Projected Statements of Operations

1.	Revenue: The Debtors’ and the Reorganized Debtors’ 2010 revenue projections are based on an analysis of the business prospects by region for the Citadel Legacy stations, by individual station for the ABC Stations and the overall expected network business environment for Radio Network. The revenue projections were prepared by Citadel’s management with the assistance of the regional presidents for the Citadel Legacy stations, market presidents for the ABC stations and the president of Radio Network. Certain adjustments were made based on corporate management’s views of the industry and potential new business prospects as well as potential business delays and other risks and contingencies related to the bankruptcy filing. The projections assume no change in the Company’s current owned and operated stations.

From 2010 to 2014, management has forecasted revenues to increase between 1% and 2% at its radio stations. In the current economic environment, it is difficult to project any significant revenue growth. The radio stations’ revenues are primarily tied to growth in consumer driven products and therefore growth will be dependent, to a large degree, on an overall recovery of the US economy and increased advertising in industries such as automotive, retail, banking and housing.

For 2010, management projects a revenue decline of approximately 6% for the Radio Network and then expects revenue growth for 2011 through 2014 of between 2% and 3%. Management has made significant changes to the Radio Network in 2009, including the cancellation of unprofitable programs and unprofitable station compensation agreements. Management expects these changes, as well as the current environment, to result in lower revenues in 2010. However, revenue growth is expected to return in 2011 through 2014 assuming an overall recovery for the U.S. economy.

2.	Operating Expenses: Operating expenses consist of costs related to payroll and benefits, programming, news, affiliate relations, technical, sales, research, advertising & promotion, interactive, general and administrative expenses as well as corporate overhead. For 2010, radio station expenses are projected flat as compared to 2009 and for the years 2011 through 2014, operating expenses are expected to increase between 2% and 3%. Expenses will be impacted by revenue growth, primarily since commissions are paid as a percentage of revenue. In addition, management expects upward pressure on salaries, wages and talent costs over the next 5 years as there have been salary reductions imposed during 2008 and 2009.

For 2010, the Radio Network expenses are projected to decline approximately 12% due to the changes in programming and station compensation agreements discussed above. For 2011 through 2014, operating expenses are expected to increase between 1% and 2%.

3.	Interest Expense: Interest expense following the Effective Date reflects the extinguishment of Senior Claims and Notes Claims. The Projections assume that, immediately after the Effective Date, the Reorganized Debtors will have $762.5 million of debt from the New Term Loan. Projected interest on the New Term Loan is payable quarterly at LIBOR (3.0% floor) plus an applicable margin of 8.0% and is included in the Projections at 11.0%. The projections also reflect principal reductions in the New Term Loan based on the cash flow projections and required amortization of the debt.

4.	Restructuring Expenses: Restructuring expenses consist principally of legal and other professional fees associated with the administration of the bankruptcy cases.

8

5.	Gain on Extinguishment of Debt: The estimated gain on extinguishment of debt consists of the cancellation of the Senior Claims and Notes Claims and certain pre-petition accounts payable and accrued liabilities reduced by the value of the New Term Loan and New Common Stock.

6.	Income Taxes: The Projections assume that the Debtors’ Net Operating Loss (NOL) carryforwards will be eliminated at the end of 2010 due to the cancellation of debt related to the reorganization, and as such, will not be available to reduce future taxable income. In addition, the Projections assume a significant reduction in other tax attributes of the Debtors, primarily reductions in tax basis of depreciable and amortizable assets. The projected tax expense for 2010 through 2014 is based on the Debtors’ estimated cash taxes after considering the elimination of the remaining NOLs starting 2011 and reduced depreciation and amortization in future periods due to the reduction in tax basis of tangible and intangible assets. The cash taxes calculated in the Projections would be reduced if the Debtors were to receive a favorable IRS Private Letter Ruling as described in the Plan. The reduction is not expected to be material to the long term projections made here.

C.	Projected Balance Sheets and Statements of Cash Flow

1.	Cash: Upon emergence, the Reorganized Debtors are expected to have approximately $39.8 million of Cash on hand which represents the pre-emergence Cash balance adjusted for the payment of outstanding restructuring costs, interest, payments related to assumed contracts, other administrative expenses and the payment to Holders of Allowed General Unsecured Claims electing to receive their recovery in Cash. The estimated Cash balance excludes escrowed cash of $0.6 million related to utility deposits that may be released on the Effective Date. The Projections assume that excess cash generated during the Projection Period will be used to pay down outstanding debt. (See Post-Reorganization Debt below.)

2.	Property and Equipment: The Projections assume that the net book value approximates fair value post emergence. The Projections do not include a fair value adjustment for property, plant and equipment or intangible assets as part of the balance sheet, as the determination of fair values are not available at the time of this filing.

3.	Capital Expenditures: Capital expenditures are expected to range from $10 to 13 million for the years 2010 through 2014. Capital expenditures are primarily incurred to maintain the stations and have been projected based on historical data and Management’s understanding of the current and future needs of the radio stations and network.

4.	Post-Reorganization Debt: The Projections assume that, immediately after the Effective Date, the Reorganized Debtors will have $762.5 million of debt from the New Term Loan and the prepetition Senior Claims and Notes Claims are satisfied and/or extinguished. Projected interest on the New Term Loan is payable quarterly at LIBOR (3.0% floor) plus an applicable margin of 8.0% and is included in the Projections at 11.0%. The New Term Loan is assumed to remain outstanding throughout the Projection Period. The terms of the New Term Loan include mandatory annual amortization of 1% and excess cash flow sweep of 75%.

5.	Fresh Start Reporting: The foregoing assumptions and resulting computations were made solely for purposes of preparing the Projections. The Reorganized Debtors will be required to determine the amount by which its reorganization value as of the Effective Date exceeds, or is less than, the fair value of its assets as of the Effective Date in accordance with fresh start reporting. Such determination will be based upon the fair values as of that time, which could be materially higher or lower than the values assumed in the foregoing computations and may be based on, among other things, a different methodology with respect to the valuation of the Reorganized Debtors’ reorganization value. In all events, such valuation, as well as the determination of the fair value of the Reorganized Debtors’ assets and the determination of its actual liabilities, will be made as of the Effective Date, and the changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

9

Exhibit F

Valuation Analysis

EXHIBIT F

VALUATION OF THE REORGANIZED DEBTORS

THIS VALUATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING “ADEQUATE INFORMATION” UNDER SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE HOLDERS OF CLAIMS ENTITLED TO VOTE UNDER THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF SECURITIES OF, OR CLAIMS OR INTERESTS IN, THE DEBTORS.

THE VALUATION INFORMATION SET FORTH HEREIN REPRESENTS A HYPOTHETICAL VALUATION OF THE REORGANIZED DEBTORS, WHICH ASSUMES THAT SUCH REORGANIZED DEBTORS CONTINUE AS AN OPERATING BUSINESS. THE ESTIMATED VALUE SET FORTH IN THIS SECTION DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OR NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF THE REORGANIZED DEBTORS, THEIR SECURITIES OR THEIR ASSETS, WHICH MAY BE MATERIALLY DIFFERENT THAN THE ESTIMATE SET FORTH IN THIS SECTION. ACCORDINGLY, SUCH ESTIMATED VALUE IS NOT NECESSARILY INDICATIVE OF THE PRICES AT WHICH ANY SECURITIES OF THE REORGANIZED DEBTORS MAY TRADE AFTER GIVING EFFECT TO THE TRANSACTIONS SET FORTH IN THE PLAN. ANY SUCH PRICES MAY BE MATERIALLY DIFFERENT THAN INDICATED BY THIS VALUATION.

1.	Overview

The Debtors 1 have been advised by their financial advisor, Lazard Frères & Co. LLC (“Lazard”), with respect to the estimated going concern value of the Reorganized Debtors. Lazard undertook this analysis to determine the value available for distribution to Holders of Allowed Claims pursuant to the Plan and to analyze the relative recoveries to such Holders thereunder. The estimated total value available for distribution to Holders of Allowed Claims (the “Enterprise Value”) consists of the estimated value of the Reorganized Debtors’ operations on a going concern basis and the value of cash on the Assumed Effective Date. The valuation analysis herein is based on information as of the date of the Disclosure Statement. The valuation analysis assumes that the reorganization takes place on April 30, 2010 (the “Assumed Effective Date”) and is based on projections provided by the Citadel’s management (“Projections”) for 2010 – 2014 (the “Projection Period”).

Based on these Projections and solely for purposes of the Plan, Lazard estimates that the Enterprise Value of the Reorganized Debtors falls within a range from approximately $1,500 million to $1,745 million, with a midpoint estimate of $1,625 million, which consists of the value of the Reorganized Debtors’ operations on a going concern basis, which falls within a range from approximately $1,460 million to $1,710 million and the $39.8 million of cash on the Assumed Effective Date. For purposes of this valuation, Lazard assumes that no material changes that would affect value occur between the date of the Disclosure Statement and the Assumed Effective Date. Based on an estimated total debt balance of approximately $762.5 million as contemplated in the Plan as of April 30, 2010, this implies a range of value for the New Common Stock of the Reorganized Debtors from approximately $740 million to $985 million, with a midpoint estimate of $860 million. These values do not give effect to the potentially dilutive impact of any shares issued upon exercise of any warrants or any shares issued upon exercise of options granted under the Equity Incentive Program. Lazard’s estimate of Enterprise Value does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

THE ASSUMED ENTERPRISE VALUE RANGE, AS OF THE ASSUMED EFFECTIVE DATE, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION AVAILABLE TO LAZARD AS OF FEBRUARY 3, 2010. ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT LAZARD’S CONCLUSIONS, NEITHER LAZARD, NOR THE DEBTORS HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM THE ESTIMATE.

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Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the First Modified Joint Plan of Reorganization of Citadel Broadcasting Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code.

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Lazard assumed that the Projections were reasonably prepared in good faith and on a basis reflecting the Debtors’ most accurate currently available estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. Lazard’s estimated Enterprise Value range assumes the Reorganized Debtors will achieve their Projections in all material respects, including revenue growth, EBITDA margins, and cash flows as projected. If the business performs at levels below those set forth in the Projections, such performance may have a materially negative impact on Enterprise Value.

In estimating the Enterprise Value and the value to New Common Stock of the Reorganized Debtors, Lazard: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Debtors; (c) discussed the Debtors’ operations and future prospects with the senior management team; (d) reviewed certain publicly available financial data for, and considered the market value of, public companies that Lazard deemed generally comparable to the operating business of the Reorganized Debtors; (e) considered certain economic and industry information relevant to the operating businesses; and (f) conducted such other studies, analyses, inquiries and investigations as it deemed appropriate. Although Lazard conducted a review and analysis of the Reorganized Debtors’ business, operating assets and liabilities and the Reorganized Debtors’ business plan, it assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Citadel’s management as well as publicly available information.

In addition, Lazard did not independently verify the Debtors’ Projections in connection with preparing estimates of Enterprise Value, and no independent valuations or appraisals of the Debtors were sought or obtained in connection herewith. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the analysis of implied relative recoveries to Holders of Allowed Claims thereunder, and to provide “adequate information” pursuant to section 1125 of the Bankruptcy Code.

Lazard’s estimated Enterprise Value of the Reorganized Debtors does not constitute a recommendation to any Holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Plan. Lazard has not been asked to and does not express any view as to what the trading value of the Reorganized Debtors’ securities would be on issuance at any other time. The estimated Enterprise Value of the Reorganized Debtors set forth herein does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

Lazard’s estimate of Enterprise Value reflects the application of standard valuation techniques and does not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimated Enterprise Value range of the Reorganized Debtors set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Neither the Reorganized Debtors, Lazard, nor any other person assumes responsibility for any differences between the Enterprise Value range and such actual outcomes. Actual market prices of such securities at issuance will depend upon, among other things, the operating performance of the Reorganized Debtors, prevailing interest rates, conditions in the financial markets, the anticipated holding period of securities received by prepetition creditors (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), developments in the Reorganized Debtors’ industry and economic conditions generally and other factors which generally influence the prices of securities.

2.	Valuation Methodology

The following is a brief summary of certain financial analyses performed by Lazard to arrive at its range of estimated Enterprise Values for the Reorganized Debtors. An estimate of the Enterprise Value is not entirely mathematical but, rather, involves complex considerations and judgments concerning various factors that could affect the value of an operating business. Lazard made judgments as to the relative significance of each analysis in determining the value of the Reorganized Debtors’ operations on a going concern basis and applied 40% weight to

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the Comparable Company Analysis, 20% weight to the Precedent Transactions Analysis, and 40% weight to the Discounted Cash Flow Analysis. Lazard did not consider any one analysis or factor to the exclusion of any other analysis or factor. Lazard’s estimated Enterprise Value is highly dependent on the Debtors’ ability to meet their Projections. Lazard’s valuation analysis must be considered as a whole. Reliance on only one of the methodologies used or portions of the analysis performed could create a misleading or incomplete conclusion as to Enterprise Value. In performing the financial analyses described below and certain other relevant procedures, Lazard reviewed all significant assumptions with the management of Citadel.

a.	Comparable Company Analysis

The comparable company valuation analysis is based on the enterprise values of publicly traded companies that have operating and financial characteristics similar to the Reorganized Debtors. Under this methodology, the enterprise value for each selected public company was determined by examining the trading prices for the equity securities of such company in the public markets and adding the aggregate amount of outstanding net debt for such company (at book value and at current market values) and minority interest less the book value of unconsolidated investments. Those enterprise values are commonly expressed as multiples of various measures of operating statistics, most commonly revenue, earnings before interest, taxes, depreciation, amortization and non-cash compensation expense (“EBITDA”) and EBITDA before corporate expenses (“Broadcast Cash Flow” or “BCF”). In addition, each of the selected public company’s operational performance, operating margins, profitability, leverage and business trends were examined. Based on these analyses, financial multiples and ratios are calculated to apply to the Reorganized Debtors’ actual and projected operational performance. Lazard focused mainly on EBITDA and BCF multiples calculated using the current market values of both equity and debt securities of the selected comparable companies to value the Reorganized Debtors.

A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the Reorganized Debtors. Common criteria for selecting comparable companies for the analysis include, among other relevant characteristics, similar scale of businesses, size of markets, growth prospects and asset mix. The selection of appropriate comparable companies is often difficult, a matter of judgment, and subject to limitations due to sample size, the availability of meaningful market-based information and updated financial projections from Wall Street research.

Lazard selected publicly traded companies on the basis of general comparability in one or more of the factors described above to the Reorganized Debtors or one of its segments. The following companies were considered comparable to the Radio Markets segment of the Reorganized Debtors (which includes its portfolio of radio stations): Entercom Communications Corporation, Cumulus Media Inc., Radio One, Inc., Emmis Communications Corporation, Beasley Broadcasting Group, Regent Communications, Saga Communications, Inc. and Salem Communications Corporation (collectively, the “Radio Companies”). In addition, Lazard reviewed financial and market information regarding CBS Corporation and CC Media Holdings, Inc. though they were deemed less comparable given such factors as their diversified asset mix and limited publicly available EBITDA forecasts on their radio segments. Within the universe of Radio Companies, Lazard focused on Entercom Communications Corporation, Radio One, Inc., Saga Communications, Inc., and Salem Communications Corporation (the “Peer Group”) as these companies had active Wall Street research coverage and current estimates for revenues, EBITDA and BCF published within the last 90 days and publicly available. Lazard also evaluated Westwood One, Inc. on the basis of general comparability to the Radio Network segment of the Reorganized Debtors. Lazard used implied multiples for the Peer Group to determine the appropriate range of multiples for the valuation of the Radio Markets segment of the Reorganized Debtors. Lazard used these implied multiples, together with the implied multiples for Westwood One, Inc., to determine the value of the Radio Network segment of the Reorganized Debtors.

Lazard calculated market multiples for the Radio Companies and the Peer Group based on last twelve months as of September 30, 2009 (“LTM”), 2009 estimated (“2009E”) and 2010 estimated (“2010E”) EBITDA and BCF by dividing the enterprise value of each comparable company as of February 2, 2010, by the LTM, 2009E and 2010E EBITDA and BCF for each of the comparable companies. It is important to note that this analysis was limited by the availability of updated financial projections from Wall Street research for Radio Companies. In determining the applicable EBITDA and BCF multiple ranges, Lazard considered a variety of factors, including both qualitative attributes and quantitative measures such as historical and projected revenue, EBITDA and BCF, size, growth, EBITDA and BCF margins, financial distress impacting trading values, similarity in business lines, availability of market valuations and updated financial projections from Wall Street, location of stations and targeted demographic.

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Based on this analysis, Lazard selected the low – high multiples ranges of 7.0x – 8.0x 2010E EBITDA for the Comparable Company Analysis, which implies low – high multiples ranges of 7.4x – 8.4x LTM EBITDA, 7.4x – 8.5x 2009E EBITDA, 6.7x – 7.7x LTM BCF, 6.8x – 7.7x 2009E BCF and 6.4x – 7.3x 2010E BCF.

b.	Precedent Transactions Analysis

The precedent transactions valuation analysis is based on the enterprise values of companies involved in public merger and acquisition transactions that have operating and financial characteristics similar to the Reorganized Debtors. Under this methodology, the enterprise value of such companies is determined by an analysis of the consideration paid and the debt assumed in the merger or acquisition transaction. As in a comparable company valuation analysis, those enterprise values are commonly expressed as multiples of various measures of operating statistics, such as Revenue, EBITDA and BCF. Lazard reviewed industry-wide valuation multiples, considering prices paid as a multiple of EBITDA and BCF, for companies in similar lines of business to the Reorganized Debtors. The derived multiples were then applied to the Reorganized Debtors’ operating statistics to determine the Enterprise Value or hypothetical value to a potential buyer. Similar to the Comparable Company Analysis, Lazard focused mainly on EBITDA and BCF multiples in comparing the valuations of the Reorganized Debtors and the selected companies involved in merger and acquisition transactions.

Unlike the Comparable Company Analysis, the enterprise valuation derived using this methodology reflects a “control” premium (i.e., a premium paid to purchase a majority or controlling position in the assets of a company). Thus, this methodology generally produces higher valuations than the Comparable Company Analysis. In addition, other factors not directly related to a company’s business operations can affect a valuation based on precedent transactions, including: (a) circumstances surrounding a merger transaction may introduce “diffusive quantitative results” into the analysis (e.g., a buyer may pay an additional premium for reasons that are not solely related to competitive bidding); (b) the market environment is not identical for transactions occurring at different periods of time; (c) circumstances pertaining to the financial position of the target may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage); (d) perceived synergies; and (e) the structure of the transaction (asset purchase versus stock purchase), tax implications and the impact on pro forma financial results of the buyer.

As with the Comparable Company Analysis, because no precedent merger or acquisition used in any analysis will be identical to the target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations, and prospects of each target. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions for which public data is available also limits this analysis. Furthermore, the data available for all the precedent transactions may have discrepancies due to varying sources of information. As described above, the Precedent Transaction Analysis explains other aspects of value besides the inherent value of a company. Thus there are limitations as to the use of this methodology in the valuation of the Reorganized Debtors.

In deriving a range of Enterprise Values for the Reorganized Debtors under this methodology, Lazard calculated multiples of total transaction value (“Transaction Value”) to the current year projected (“CY”) EBITDA and CY BCF of the acquired targets. Lazard calculated multiples of the acquired targets by dividing the disclosed purchase price of the target’s equity, plus any debt assumed as part of the transaction less any cash on the target’s balance sheet, by disclosed CY EBITDA and BCF.

Lazard evaluated various selected merger and acquisition transactions that have occurred in the U.S. radio broadcasting industry over the last five years (January 2005 through January 2010). Lazard did not consider these transactions to be directly comparable as they were executed under drastically different fundamental, industry, and financial market conditions from those prevailing in the current marketplace. These considerations reduce the relevance of the Precedent Transactions Analysis, which consequently results in a reduced weighting as discussed previously for this valuation methodology.

Lazard, in considering the implied valuation of the Reorganized Debtors, also considered the preliminary indications of interest (and the implied multiples) delivered to Citadel and Lazard during the marketing process in July/August 2009.

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Based on this calculation and the qualitative factors described above, Lazard selected the multiple range of 7.0x – 8.5x 2010E EBITDA for the Precedent Transactions Analysis.

c.	Discounted Cash Flow Analysis

The Discounted Cash Flow (“DCF”) Analysis is a forward-looking enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business’ weighted average cost of capital (the “Discount Rate”). The Discount Rate reflects the estimated blended rate of return that would be required by debt and equity investors to invest in the business based on its capital structure. The enterprise value of the firm is determined by calculating the present value of the Reorganized Debtors’ unlevered after-tax free cash flows based on the Projections plus an estimate for the value of the firm beyond the Projection Period known as the terminal value. The terminal value is derived by applying a multiple to the Reorganized Debtors’ projected EBITDA in the final projected year of the Projection Period and reviewing the implied perpetuity growth rates, and then the terminal value is discounted back to the Assumed Effective Date, by the Discount Rate.

To estimate the Discount Rate, Lazard calculated the cost of equity and the after-tax cost of debt for the Reorganized Debtors, assuming a targeted long-term debt-to-total capitalization ratio based on an assumed range of the Reorganized Debtors’ pro forma capitalization. Lazard calculated the cost of equity based on the “Capital Asset Pricing Model,” which assumes that the required equity return is a function of the risk-free cost of capital and the correlation of a publicly traded stock’s performance to the return on the broader market. To estimate the cost of debt, Lazard estimated the blended cost of debt of the Reorganized Debtors based on current capital markets conditions and the financing costs for comparable companies with leverage similar to the Reorganized Debtors’ target capital structure. In determining the terminal multiple, Lazard used the 2010E EBITDA multiple range calculated in the Comparable Company Analysis described above.

Although formulaic methods are used to derive the key estimates for the DCF methodology, their application and interpretation still involve complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of the Reorganized Debtors, which in turn affect its cost of capital and terminal multiples. Lazard calculated its DCF valuation on a range of Discount Rates of 9.5% – 11.5% and a range of terminal value EBITDA multiples of 7.0x – 8.0x, which implies a perpetuity growth rate of 1.2% – 4.1%.

In applying the above methodology, Lazard utilized detailed Projections for the period beginning April 30, 2010, and ending December 31, 2014, to derive unlevered after-tax free cash flows. Free cash flow includes sources and uses of cash not reflected in the income statement, such as changes in working capital and capital expenditures. For purposes of the DCF, the Reorganized Debtors, based on the Projections, are assumed to be a full tax payer at the applicable federal and state corporate income tax rates (the effective tax rate is assumed to be 40% based on a 35% federal tax rate and 5% effective state tax rate). The cash taxes calculated in the DCF would be reduced if the Debtors were to receive a favorable IRS Private Letter Ruling as described in the Plan. The reduction is not expected to be material to the estimated Enterprise Value of the Reorganized Debtors. These cash flows, along with the terminal value, are discounted back to the Assumed Effective Date using the range of Discount Rates described above to arrive at a range of Enterprise Values.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED BY LAZARD. THE PREPARATION OF A VALUATION ESTIMATE INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ESTIMATE IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. IN PERFORMING THESE ANALYSES, LAZARD AND THE DEBTORS MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS. THE ANALYSES PERFORMED BY LAZARD ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.

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Exhibit G

Liquidation Analysis

K&E 16384884.15

ASSUMPTIONS AND FOOTNOTES TO ACCOMPANY HYPOTHETICAL

LIQUIDATION ANALYSIS

The Debtors, with the assistance of their restructuring advisors, Alvarez and Marsal, North America LLC, and their financial advisors have prepared this hypothetical liquidation analysis (the “Liquidation Analysis”) in connection with the Plan and related Disclosure Statement. Specifically, and as noted in the Plan, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each class, that each holder of a claim or an equity interest in such class either (a) has accepted the plan or (b) will receive or retain under the plan property of a value that is not less than the amount that such holder would receive or retain if the debtors liquidated under chapter 7. This is often referred to as the “best interests” test.

The Liquidation Analysis indicates the estimated values that may be obtained by Classes of Claims upon disposition of assets, pursuant to a chapter 7 liquidation, as an alternative to continued operation of the Debtors’ business under the Plan. Accordingly, asset values discussed herein may be different than amounts referred to in the Plan. The Liquidation Analysis is based upon the assumptions discussed herein and in the Disclosure Statement. All capitalized terms not defined in this Liquidation Analysis have the meanings ascribed to them in the Plan and related Disclosure Statement.

To estimate what members of each Impaired Class of Claims would receive if the Debtors were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if each of the Chapter 11 Cases were converted to a chapter 7 case under the Bankruptcy Code and each of the respective Debtor’s assets were liquidated by a chapter 7 trustee (the “Liquidation Value”). The Liquidation Value of a Debtor would consist of the net proceeds from the disposition of the assets of the Debtor, augmented by any cash held by the Debtor.

The Liquidation Analysis has been prepared assuming that the Debtors’ current Chapter 11 Cases convert to chapter 7 cases on or about February 15, 2010 (the “Liquidation Date”), the Debtors’ operations are wound down in an orderly manner, their assets are liquidated and that such liquidation would be substantially completed within a seven-month period. It is presumed that over an additional 18 month period, the chapter 7 trustee (the “Trustee”) would resolve all claims and other matters involving the Debtors’ estates and make additional distributions. Because the sale of the Debtors’ radio stations are subject to regulation by the FCC, the liquidation process could last longer and costs could run higher than estimated. The Liquidation Analysis does not take any FCC regulatory impediments into account.

The Liquidation Analysis is based on unaudited book values as of November 30, 2009, unless otherwise stated. These book values are assumed to be representative of the Debtors’ assets and liabilities as of the Liquidation Date. The Liquidation Analysis represents an estimate of recovery values and percentages based upon a hypothetical liquidation of the Debtors if a Trustee were appointed by the Bankruptcy Court to convert assets into cash. The determination of the hypothetical proceeds from the liquidation of assets is an uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by the Debtors’ management, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. ACCORDINGLY, NEITHER THE DEBTORS NOR THEIR ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS OF A LIQUIDATION OF THE DEBTORS WOULD OR WOULD NOT APPROXIMATE THE ASSUMPTIONS REPRESENTED HEREIN. ACTUAL RESULTS COULD VARY MATERIALLY.

The Liquidation Analysis presents the liquidation of the Debtors on a consolidated basis. Proceeds realized from each Debtor are aggregated in a common distribution source. For purposes of distribution, each and every Claim asserted against or Interest in any Debtor is presumed to be entitled to a distribution from the aggregated proceeds. Any Claim against a Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors are deemed to have one right to a distribution from the aggregated proceeds.

The Liquidation Analysis assumes that liquidation proceeds would be distributed in accordance with section 726 of the Bankruptcy Code. If a chapter 7 liquidation were pursued, the Liquidation Value available to unsecured creditors would be reduced, first, by the costs of the liquidation, including fees and expenses of the Trustee appointed to manage the liquidation, fees and expenses of other professionals retained by the Trustee to assist with the liquidation and asset disposition expenses, second, by the accrued and unpaid professional fees incurred during the Chapter 11 Cases, limited to the Carve Out Cap as defined in the Cash Collateral Order, third, by the Secured Claims to the extent of the value of their collateral, and fourth, by the priority and administrative costs and expenses of the bankruptcy estates, including unpaid operating expenses incurred during the Chapter 11 Cases.

In preparing the Liquidation Analysis, the Debtors have estimated an amount of Claims that will ultimately become Allowed Claims. Such Claims have not been evaluated by the Debtors or Allowed by the Bankruptcy Court and, accordingly, the final amount of Allowed Claims against the Debtors may differ from the Claim amounts used to complete this Liquidation Analysis. The Claims estimated in the Liquidation Analysis are consistent with the estimated Claims reflected in the Disclosure Statement with certain modifications as described herein.

The liquidation would likely prompt certain other events to occur, including the rejection of the remaining executory contracts, unexpired leases and other agreements and defaults under agreements with customers and suppliers. Such events would create additional General Unsecured Claims. No attempt has been made to estimate the additional General Unsecured Claims that arise in connection with a liquidation under chapter 7.

The Liquidation Analysis does not include estimates for the tax consequences that may be triggered upon a chapter 7 liquidation and sale events of assets in the manner described above. Such tax consequences may be material. In addition, the Liquidation Analysis does not include recoveries resulting from any potential preference, fraudulent transfer or other litigation or avoidance actions.

Citadel Broadcasting Corporation

Chapter 7 Liquidation Analysis

(USD in Millions)

	Note References	Estimated Book Value	Estimated Recovery Rate		Estimated Liquidation Value		Midpoint Est. Liquidation Value
			Low	High	Low	High
Assets
Current Assets:
Cash	A	$82.7	100.0%	100.0%	$82.7	$82.7	$82.7
Accounts Receivable, net	B	122.0	70.0%	85.0%	85.4	103.7	94.5
Prepaid Expenses & Other Current Assets	C	25.7	25.0%	30.0%	6.4	7.7	7.1

Total Current Assets		230.4			174.5	194.1	184.3

Long Term Assets:
Citadel Radio / Media Long Term Assets (incl. PP&E, FCC Licenses, Intangibles)
Broadcast Stations	D	1,089.2	60.0%	75.0%	653.5	816.9	735.2
Citadel Media	D	59.1	35.0%	40.0%	20.7	23.6	22.2

Total Citadel Radio / Media Long Term Assets		1,148.3			674.2	840.6	757.4

PP&E, Intangibles and Other Long Term Assets, net - Corporate	E	21.9	0.0%	5.0%	—	1.1	0.5

Total Long Term Assets		$1,170.2			$674.2	$841.7	$757.9

Total Estimated Proceeds from Liquidation of Citadel Broadcasing Corporation					$848.7	$1,035.7	$942.2

Chapter 7 Liquidation Costs:
Wind Down Costs	F
Operational Costs Associated with Wind Down					$2.6	$3.5	$3.1
Professional Fees					3.5	3.5	3.5

Total Wind Down Costs					6.1	7.0	6.6

Chapter 7 Trustee Fees	G		3.0%	3.0%	25.5	31.1	28.3
Chapter 7 Broker Fees for Asset Sales	H		2.0%	3.0%	13.5	25.2	19.4

Total Chapter 7 Liquidation Costs					$45.1	$63.3	$54.2

Net Estimated Proceeds from Liquidation Available for Distribution					$803.6	$972.4	$888.0

					Total Est. Claim	Total Dist. %	Total Est. Distribution
Distributions

Chapter 11 Professional Fees	I				6.0	100.0%	6.0

Remaining Distributable Value							$882.0

Secured Claims
Senior Secured Claims	J				$2,071.8	41.1%	852.0
Interest Rate Swap	J				72.6	41.1%	29.9
Letters of Credit and Other Secured Claims	K				0.3	41.1%	0.1

Total Secured Claims					$2,144.7	41.1%	$882.0

Remaining Distributable Value							$—

Chapter 11 Admin and Priority Claims	L				$35.4	0.0%	$—

Remaining Distributable Value							$—

General Unsecured Claims	M				$82.0	0.0%	$—

Residual Value Available for Equity Holders							$—

Footnotes to Liquidation Analysis

The following notes describe the significant assumptions that were made with respect to assets and wind-down expenses.

Asset Recovery

Note A – Cash

The Liquidation Analysis assumes that operations during the liquidation period would not generate additional cash available for distribution except for net proceeds from the disposition of non-cash assets. The cash balance as of February 15, 2010 has been estimated at approximately $82.7 million. It is assumed that cash and cash equivalents of the Debtors would be 100% collectible and available.

Note B – Accounts Receivable, net

The accounts receivable balance has been estimated as of February 15, 2010 based on projected revenue and collection estimates. The balance has also been adjusted to remove non-cash barter receivables that are assumed to have no recovery during the liquidation. In all, accounts receivable balance available for collection as of February 15, 2010 has been estimated at approximately $122 million.

The analysis of accounts receivable assumes that the Trustee would retain certain existing staff of the Debtors to handle an aggressive collection effort of outstanding trade accounts receivable from customers. Collections during a liquidation of the Debtors would likely be significantly compromised as customers may attempt to offset outstanding amounts owed to the Debtors against alleged damage and breach of contract claims. The liquidation value of accounts receivable was estimated by applying a recovery factor consistent with the Debtors’ experience in collecting accounts receivable and the expectation of additional attempts to offset. The estimates also consider the inevitable difficulty a liquidating company has in collecting its receivables and any concessions that might be required to facilitate the collection of certain accounts. Recoveries of this account are estimated between approximately 70% and 85% of the outstanding balance.

Note C – Prepaid Expenses & Other Current Assets

Prepaid Expenses and Other Current Assets include prepaid expenses, prepaid insurance, prepaid rent, prepaid programming and miscellaneous other. It is estimated that in connection with a chapter 7 liquidation, certain prepaid expenses for restructuring fees will be able to be recovered providing for an estimated recovery percentage of 25% to 30%.

Note D – Citadel Radio / Media Long Term Assets (incl. PP&E, FCC Licenses, Intangibles)

Typically, upon conversion of a chapter 11 case to one under chapter 7, a business is shut down and ceases all operations. For purposes of this Liquidation Analysis, however, the Debtors have assumed that their operations would not necessarily “go dark” following conversion of their cases to chapter 7, but instead, would continue operations at the Citadel Radio and Citadel Media level and maintain minimal staff at the corporate level pending a sale by the chapter 7 trustee, as this would be more likely to maximize value.

Broadcast Station assets represent the land, station facilities, towers, FCC licenses and other operating assets of Citadel Radio, including the 224 owned and operated radio stations serving more than 50 different markets, located across 27 states and the District of Columbia. Broadcast Stations also include tower operating contracts, employment contracts and other intangibles associated with operating a radio station. Citadel Media assets represent the studio equipment, production facilities, affiliate base contractual agreements and advertiser agreements used to produce and distribute news and talk radio programming to more than 4,000 station affiliates and 8,500 program affiliates.

Recovery from the sale of the Citadel Radio and Citadel Media assets is expected to be low relative to book value due to factors, including but not limited to, the unprecedented nature of a liquidation of this magnitude in the radio and broadcasting industry, difficult credit markets that reduce the potential population of buyers able to purchase radio stations, lack of buyers for the entire portfolio of stations as well as lack of buyers in each individual market and the difficulty in liquidating numerous assets across the country in a constrained time period. Recovery for these assets has been estimated based on an expected segment level EBITDA multiple applied to the projected 2009 segment level

EBITDA for Citadel Radio and the projected 2010 segment level EBITDA for Citadel Media. The multiples utilized in determining this recovery percentage have been discounted to reflect the distressed nature of the transaction as well as the other factors previously described in this footnote.

If the Debtors’ business operations were to be shut down in their entirety, as may normally occur upon conversion to chapter 7, the Company believes the liquidation recoveries on Citadel Radio and Citadel Media assets would be substantially lower than those reflected in the Liquidation Analysis.

Note E – PP&E, Intangibles and Other Long Term Assets, net - Corporate

The Long Term Assets not affiliated with the Citadel Radio or Citadel Media operating assets represent leasehold improvements, furniture and fixtures and various long term capitalized costs. As such, it is estimated that only minimal recovery of 0% to 5% would be achieved in the liquidation of these assets.

Chapter 7 Liquidation Costs

Note F – Wind Down Costs

The Liquidation Analysis assumes an orderly wind-down of the Debtors’ operations during a seven-month period. The estimated costs associated with the liquidation of the Debtors include operating expenses and other costs associated with liquidation activities including, but not limited to: (i) collection of accounts receivable and accounting, (ii) communication and coordination with station-level and Citadel Media personnel to continue operations during asset sales, (iii) negotiation of the sale of other tangible and intangible assets, and (iv) the resolution of all employee-related issues. These costs include salaries, occupancy costs, certain general and administrative costs and professional fees. If the aforementioned activities or other activities associated with the liquidation of the assets take longer than the assumed liquidation period, actual administrative costs may exceed the estimate included in the Liquidation Analysis.

a)	Operational Costs: As previously mentioned in Note D, the Debtors have assumed that operations would continue at the Citadel Radio and Citadel Media level and minimal staff will be maintained at the corporate level pending a sale by the Trustee, as this would be more likely to maximize value. Consistent with current results and projected performance, the Debtors have further assumed that the Citadel Radio and Citadel Media operations will operate on a cash flow break-even basis. Given this assumption, the wind down costs reflected in the Liquidation Analysis represent corporate general and administrative costs necessary to conduct the liquidation.

These estimated expenses are based on an analysis of the run rate of the Debtors’ actual corporate general and administrative expenses incurred from January 2009 through November 2009. As compared to normal going-concern operating expense levels, the liquidation scenario assumes expenses at a reduced headcount and level of spending than normal course. A higher level of expense was assumed necessary during the initial months to support the gradual sale of the assets. Thereafter, administrative expenses would be required to principally support other asset sales, collection of receivables and administration of claims. No provision has been made within the operations budget for a formal severance plan, which could increase the wind-down expenses.

b)	Professional Fees: chapter 7 professional fees include legal, appraisal and accounting fees expected to be incurred during the liquidation period that are not already deducted from liquidation values. Professional fees are assumed to be $500,000 per month through the liquidation period.

Note G – Trustee Fees

The Debtors assume they would pay commissions equal to 3% of gross liquidation sale proceeds for chapter 7 trustee fees.

Note H – Chapter 7 Broker Fees

Estimated broker fees and related legal and other professional fees associated with the sale of the Citadel Radio and Citadel Media assets are assumed to be 2% to 3% of total sale proceeds.

Distributions

Note I – Chapter 11 Professional Fees

The estimated amount of accrued and unpaid chapter 11 professional fees owed by the Debtors as of February 15, 2010 is $6.0 million. The amount of chapter 11 professional fees to be distributed in advance of the Secured Claims is limited by the Carve Out Cap as defined in the Cash Collateral Order.

Note J – Secured Claims

Senior Claims, including accrued interest, include the following:

($ in millions)

Revolving credit facility	$140.4
Tranche A	543.8
Tranche B	1,387.6

Total Senior Claims	$2,071.8

The Senior Claims also include the termination value of the Swap Claims in the amount of $72.6 million.

The Senior Claims and the value of the Swap Claims are assumed to be paid on a pro rata basis from the net liquidation proceeds.

Note K – Letters of Credit and Other Secured Claims

In addition to the Senior Secured Claims, there are other secured claims arising from Letters of Credit and capital lease obligations.

The Letters of Credit were cash collateralized at the beginning of the Chapter 11 Cases, so they have been excluded from this recovery analysis.

The capital leases are assumed to be equal to the value in the underlying assets in the leases of financing agreements, and are assumed to recover in a percentage pari passu with the Senior Claims.

Note L – Chapter 11 Admin and Priority Claims

The estimated amount of chapter 11 administrative claims owed by the Debtors as of February 15, 2010 is $35.4 million. This reflects post petition accounts payable and accrued and unpaid expenses incurred during the Chapter 11 Cases.

Note M – General Unsecured Claims

For purposes of the Liquidation Analysis, management has assumed that General Unsecured Claims will consist of prepetition unpaid, unsecured obligations owed to holders of Notes Claims, vendors, certain employees and litigation parties, as well as claims for damages arising from the rejection of certain already identified executory contracts. The Liquidation Analysis does not attempt to estimate any additional General Unsecured Claims that would arise as a result of the rejection of executory contracts (including talent and programming contracts) and leases that would otherwise be assumed under the Debtors’ Plan, and the failure of the Debtors to perform under existing contracts. The amount of such additional claims would likely be substantial in amount. General Unsecured Claims have been estimated at $82 million.

Exhibit H

Plan Release Provisions

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A.	Defined Terms.

All defined terms used in this Exhibit H shall have the meanings ascribed to them in the Plan.

B.	Compromise and Settlement of Claims, Interests and Controversies.

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests and controversies relating to the contractual, legal and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Entities.

All subordination rights that a holder of a Senior Claim or the Senior Agent may have with respect to any distribution to be made pursuant to the Plan with respect to Subordinated Notes Claims will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to Holders of Subordinated Notes Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subrogation rights.

C.	Releases by the Debtors.

PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, AND EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR THE PLAN SUPPLEMENT, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICE OF THE RELEASED PARTIES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, ON AND AFTER THE EFFECTIVE DATE, THE RELEASED PARTIES AND THE DEBTORS’ FORMER OFFICERS AND DIRECTORS ARE DEEMED RELEASED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS AND THEIR ESTATES FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT THE DEBTORS, THE REORGANIZED DEBTORS, THEIR ESTATES OR THEIR AFFILIATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE CHAPTER 11 CASES, THE DEBTORS’ RESTRUCTURING, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS BEFORE OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN AND DISCLOSURE STATEMENT, OR RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS, UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE CONFIRMATION DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY OR A FORMER OFFICER OR DIRECTOR OF THE DEBTORS THAT CONSTITUTES WILLFUL MISCONDUCT (INCLUDING FRAUD) OR GROSS NEGLIGENCE.

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FOR THE AVOIDANCE OF DOUBT, AND EXCEPT TO THE EXTENT LISTED IN THE RETAINED CAUSES OF ACTION FILED AS PART OF THE PLAN SUPPLEMENT, ALL AVOIDANCE ACTIONS ARE RELEASED PURSUANT TO THE PLAN. THE FOREGOING RELEASE SHALL NOT APPLY TO ANY EXPRESS CONTRACTUAL OR FINANCIAL OBLIGATIONS OR ANY RIGHT OR OBLIGATIONS ARISING UNDER OR THAT IS PART OF THE PLAN OR ANY AGREEMENTS ENTERED INTO PURSUANT TO, IN CONNECTION WITH, OR CONTEMPLATED BY THE PLAN.

D.	Releases by Holders of Claims and Interests.

AS OF THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM OR AN INTEREST SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED THE DEBTORS, THE REORGANIZED DEBTORS AND THE RELEASED PARTIES FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS’ RESTRUCTURING, THE DEBTORS’ CHAPTER 11 CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS BEFORE OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT OR RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS, UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE RELATING TO THE DEBTORS TAKING PLACE ON OR BEFORE THE CONFIRMATION DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUTES WILLFUL MISCONDUCT (INCLUDING FRAUD) OR GROSS NEGLIGENCE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASE SET FORTH ABOVE DOES NOT RELEASE ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY UNDER THE PLAN OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN.

E.	Releases of Governmental Claims.

Nothing in the Confirmation Order or the Plan shall effect a release of any direct claim (i.e., a claim that is not brought solely in a derivative capacity in respect of any Debtors and is not an Avoidance Action) (a “Direct Claim”) by the United States Government or any of its agencies or any state and local authority whatsoever, including without limitation any Direct Claim arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against the Released Parties, nor shall anything in the Confirmation Order or the Plan enjoin the United States or any state or local authority from bringing any Direct Claim, suit, action or other proceedings against the Released Parties for any liability whatever, including without limitation any Direct Claim, suit or action arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state or local authority, nor shall anything in the Confirmation Order or the Plan exculpate any Exculpated Party from any liability to the United States Government or any of its agencies or any state and local authority in respect of a Direct Claim whatsoever, including any liabilities arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against the Released Parties.

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F.	Exculpation.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR PLAN SUPPLEMENT, NO EXCULPATED PARTY SHALL HAVE OR INCUR, AND EACH EXCULPATED PARTY IS HEREBY RELEASED AND EXCULPATED FROM ANY EXCULPATED CLAIM, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN. THE EXCULPATED PARTIES HAVE PARTICIPATED IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE WITH REGARD TO THE SOLICITATION AND DISTRIBUTION OF THE SECURITIES PURSUANT TO THE PLAN, AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN, INCLUDING THE ISSUANCE OF SECURITIES THEREUNDER. NOTHING PROVIDED HEREIN SHALL APPLY TO ANY EXPRESS CONTRACTUAL OR FINANCIAL OBLIGATIONS OR ANY RIGHT OR OBLIGATION ARISING UNDER OR THAT IS PART OF THE PLAN OR ANY AGREEMENT ENTERED INTO PURSUANT TO, IN CONNECTION WITH, OR CONTEMPLATED BY THE PLAN.

G.	Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument or other agreement or document created pursuant to the Plan, the distributions, rights and treatment that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt, right or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

H.	Injunction.

FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY SUIT, ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATION GRANTED IN THE PLAN, THE RELEASING PARTIES SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE RELEASED PARTIES AND THE EXCULPATED PARTIES AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN.

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EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR IN OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL ENTITIES WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO PLAN ARTICLE IX.B, C. OR D., DISCHARGED PURSUANT TO PLAN ARTICLE IX.F., OR ARE SUBJECT TO EXCULPATION PURSUANT TO PLAN ARTICLE IX.E. ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (3) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR ESTATE OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; AND (4) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED OR SETTLED PURSUANT TO THE PLAN.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF CLAIMS AND INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE INTERESTS SHALL BE CANCELLED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE INTERESTS SHALL BE CANCELLED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

ALL ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND EACH OF THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

I.	Release of Liens.

Except as otherwise provided herein, in the New Term Loan Documents or in any other contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, (a) all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released and discharged and (b) all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

J.	Term of Injunctions or Stays.

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

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K.	Protection Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors or another Entity with whom such Reorganized Debtors have been associated, solely because one of the Debtors has been a debtor under chapter 11, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtor is granted or denied a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Cases.

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